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TABLE OF CONTENTS Prospectus Supplement

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Stock	7,590,000	$73.50	$557,865,000	$76,092.79

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, and reflects the potential additional issuance of shares of common stock pursuant to an option granted to the underwriters.

Filed Pursuant to Rule 424(b)5
Registration File No: 333-181881

PROSPECTUS SUPPLEMENT
(To prospectus dated June 4, 2012)

6,600,000 Shares

Alexandria Real Estate Equities, Inc.

Common Stock

        We are selling 6,600,000 shares of our common stock, par value $0.01 per share. Our common stock is listed on the New York Stock Exchange under the symbol "ARE." On May 13, 2013, the last reported sale price of our common stock on the New York Stock Exchange was $75.63 per share.

        Investing in our common stock involves risks. See "Risk Factors" on page S-7.

	Per Share	Total
Public offering price	$73.50	$485,100,000
Underwriting discount	$2.94	$19,404,000
Proceeds, before expenses, to us	$70.56	$465,696,000

        In addition to the underwriting discount, the underwriters may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers.

        The underwriters may also purchase up to 990,000 additional shares of our common stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The shares of our common stock will be ready for delivery on or about May 17, 2013.

BofA Merrill Lynch	Citigroup	J.P. Morgan
RBS		Scotiabank
Baird	BB&T Capital Markets	BNY Mellon Capital Markets, LLC
Capital One Southcoast	Credit Agricole CIB	Credit Suisse
Evercore Partners	Mitsubishi UFJ Securities	SMBC Nikko
SunTrust Robinson Humphrey

The date of this prospectus supplement is May 14, 2013.

Prospectus Supplement

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates.

i

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify the forward-looking statements by their use of forward-looking words, such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates," or the negative of those words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to the following:

  •
  Negative worldwide economic, financial, and banking conditions, and the recent slowdown of the United States ("U.S.") economy;

  •
  Worldwide economic recession, lack of confidence, and/or high structural unemployment;

  •
  Potential defaults on national debt by certain countries;

  •
  Potential and further downgrade of the U.S. credit rating;

  •
  The continuation of the ongoing economic crisis in Europe;

  •
  Failure of the U.S. government to agree on a debt ceiling or deficit reduction plan;

  •
  Inability of the U.S. government to avoid the fiscal cliff or sequestration;

  •
  Potential and further downgrades of the credit ratings of major financial institutions, or their perceived creditworthiness;

  •
  Financial, banking, and credit market conditions;

  •
  The seizure or illiquidity of credit markets;

  •
  Failure to meet market expectations for our financial performance;

  •
  Our inability to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities;

  •
  Potential negative impact of capital plan objectives to reduce our balance sheet leverage;

  •
  Our inability to comply with financial covenants in our debt agreements;

  •
  Inflation or deflation;

  •
  Prolonged period of stagnant growth;

  •
  Increased interest rates and operating costs;

  •
  Adverse economic or real estate developments in our markets;

  •
  Our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development;

  •
  Significant decreases in our active development, active redevelopment, or preconstruction activities, resulting in significant increases in our interest, operating, and payroll expenses;

  •
  Our failure to successfully operate or lease acquired properties;

  •
  The financial condition of our insurance carriers;

ii

  •
  General and local economic conditions;

  •
  Government changes to the healthcare system and its negative impact on our client tenants;

  •
  Adverse developments concerning the life science industry and/or our life science client tenants;

  •
  Client tenant base concentration within life science industry;

  •
  Potential decreases in U.S. National Institute of Health funding;

  •
  U.S. government client tenants may not receive government funding;

  •
  Government-driven changes to the healthcare system that may reduce pricing of drugs, negatively impact healthcare coverage, or negatively impact reimbursement of healthcare services and products;

  •
  The nature and extent of future competition;

  •
  Lower rental rates and/or higher vacancy rates;

  •
  Failure to renew or replace expiring leases;

  •
  Defaults on or non-renewal of leases by client tenants;

  •
  Availability of and our ability to attract and retain qualified personnel;

  •
  Our failure to comply with laws or changes in law;

  •
  Compliance with environmental laws;

  •
  Extreme weather conditions or climate change;

  •
  Our failure to maintain our status as a real estate investment trust ("REIT") for federal tax purposes;

  •
  Changes in laws, regulations, and financial accounting standards;

  •
  Certain ownership interests outside the U.S. that may subject us to different or greater risks than those associated with our domestic operations;

  •
  Fluctuations in foreign currency exchange rates;

  •
  Security breaches through cyber-attacks or cyber-intrusions;

  •
  Changes in the method of determining the London Interbank Offered Rate ("LIBOR"); and

  •
  Negative impact on economic growth resulting from the combination of federal income tax increases and government spending restrictions.

        This list of risks and uncertainties is not exhaustive. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under "Risk Factors" contained in this prospectus supplement and the other information contained in our publicly available filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013. We do not undertake any responsibility to update any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.

iii

SUMMARY

        The following summary may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into the accompanying prospectus carefully before deciding whether to invest in our common stock. In this prospectus supplement and the accompanying prospectus, unless otherwise indicated, the "Company," "we," "us," and "our" refer to Alexandria Real Estate Equities, Inc. and its subsidiaries and "GAAP" refers to accounting principles generally accepted in the U.S. Unless otherwise indicated, the information in this prospectus supplement is as of March 31, 2013, and assumes that the underwriters do not exercise their option to purchase up to 990,000 additional shares of common stock as described in "Underwriting (Conflicts of Interest)."

 Alexandria Real Estate Equities, Inc.

Overview

        We are a self-administered and self-managed investment grade REIT. We are the largest and leading REIT focused principally on owning, operating, developing, redeveloping, and acquiring high-quality, sustainable real estate for the broad and diverse life science industry. Founded in 1994, we are the first REIT to identify and pursue the laboratory niche and have since had the first-mover advantage in the core life science cluster locations including Greater Boston, San Francisco Bay Area, San Diego, New York City, Seattle, Suburban Washington, D.C., and Research Triangle Park. Our high-credit client tenants span the life science industry, including renowned academic and medical institutions, multinational pharmaceutical companies, public and private biotechnology entities, U.S. government research agencies, medical device companies, industrial biotech companies, venture capital firms, and life science product and service companies.

        Our primary business objective is to maximize stockholder value by providing our stockholders with the greatest possible total return and long-term asset value based on a multifaceted platform of internal and external growth. The key elements to our strategy include our consistent focus on high-quality assets and operations in the top life science cluster locations with our properties located in close proximity to life science entities, driving growth and technological advances within each cluster. These locations are characterized by high barriers to entry for new landlords, high barriers to exit for client tenants, and limited supply of available space. They represent highly desirable locations for tenancy by life science entities because of the close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Our strategy also includes drawing upon our deep and broad life science and real estate relationships in order to attract new and leading life science client tenants and value-added real estate.

        As of March 31, 2013:

  •
  We had 173 properties aggregating approximately 16.7 million rentable square feet ("RSF"), composed of approximately 14.2 million RSF of operating properties, approximately 2.1 million RSF undergoing active development, and approximately 0.4 million RSF undergoing active redevelopment;

  •
  Our properties were located in leading life science markets, including: Greater Boston, San Francisco Bay Area, San Diego, New York City, Seattle, Suburban Washington, D.C., and Research Triangle Park;

  •
  Our operating properties were approximately 93.0% leased;

  •
  We had six active ground-up development projects in process in North America, including an unconsolidated joint venture development project, aggregating approximately 1,854,859 RSF. We also had seven active projects undergoing conversion into laboratory space through redevelopment in North America, aggregating approximately 331,380 RSF;

  •
  We have a diverse group of client tenants, with our largest single tenant, Novartis AG, accounting for 7.1% of our annualized base rent;

  •
  Investment-grade client tenants represented 46% of our total annualized base rent; and

  •
  Approximately 94% of our leases (on a RSF basis) were triple net leases, requiring client tenants to pay substantially all real estate taxes, insurance, utilities, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Additionally, approximately 96% of our leases (on a RSF basis) contained effective annual rent escalations that were either fixed or indexed based on a consumer price index or another index, and approximately 92% of our leases (on a RSF basis) provided for the recapture of certain capital expenditures.

Growth and Core Operating Strategies

        We continue to demonstrate the strength and durability of our core operations, providing life science laboratory space to the broad and diverse life science industry. Our internal growth has been consistent, as demonstrated by our same property net operating income ("NOI") performance, high and relatively stable occupancy, and continuing improvement of cash flows from the leasing activity of our core operating assets. In addition, we continue to focus on our external growth through the conversion of non-income-producing assets into income-producing assets, which results in cash flow contribution from ground-up development and from redevelopment of non-laboratory space into laboratory space. We intend to selectively acquire properties that we believe provide long-term value to our stockholders. Our strategy for acquisitions will focus on the quality of the submarket locations, improvements, tenancy, and overall return. We believe the life science industry will remain keenly focused on locations in close proximity to key innovation drivers in each major life science submarket. Owning and operating the best assets in the best locations provides the best upside potential and provides the most downside risk mitigation. This being the case, we will also focus on locations that we believe will deliver high cash flows, stability, and returns as we work to deliver the highest value to our stockholders.

        We also intend to continue to focus on the completion and delivery of our existing active development and redevelopment projects in North America, aggregating approximately 1,854,859 RSF, and 331,380 RSF, respectively. Additionally, we intend to continue with preconstruction activities for certain land parcels for future ground-up development in order to preserve and create value for these projects. These important preconstruction activities add significant value to our land for future ground-up development and are required for the ultimate vertical construction of the buildings. We also continue to be very prudent with any future decisions to add new projects to our active ground-up developments. Future ground-up development projects will likely require significant pre-leasing from high-quality and/or creditworthy entities.

        We intend to continue to transition our balance sheet debt from short-term and medium-term unsecured variable rate bank debt to long-term unsecured fixed rate debt. We are focused on the recycling of sale proceeds from non-core suburban assets for investment into higher-value urban or central business district ("CBD") assets and teaming with high-quality capital partners, as appropriate. We expect sources of funds for construction activities and repayment of outstanding debt to be provided by opportunistic sales of real estate, joint ventures, cash flows from operations, new secured or unsecured debt, and the issuance of additional equity securities, as appropriate. We intend to combine these sources of capital in order to achieve and maintain our overall balance sheet leverage target.

        We seek to maximize balance sheet liquidity and flexibility, cash flows, and cash available for distribution to our stockholders through the ownership, operation, management, and selective acquisition, development, and redevelopment of life science properties, as well as management of our balance sheet. In particular, we seek to maximize balance sheet liquidity and flexibility, cash flows, and cash available for distribution by:

  •
  Maintaining significant liquidity through borrowing capacity under our unsecured senior line of credit and cash and cash equivalents;

  •
  Minimizing the amount of near-term debt maturities in a single year;

  •
  Maintaining low to modest leverage;

  •
  Minimizing variable interest rate risk;

  •
  Maintaining strong and stable operating cash flows;

  •
  Re-tenanting and re-leasing space at higher rental rates to the extent possible, while minimizing tenant improvement costs;

  •
  Maintaining solid occupancy while also maintaining high lease rental rates;

  •
  Realizing contractual rental rate escalations, which are currently provided for in approximately 96% of our leases (on a RSF basis);

  •
  Implementing effective cost control measures, including negotiating pass-through provisions in client tenant leases for operating expenses and certain capital expenditures;

  •
  Improving investment returns through leasing of vacant space and replacement of existing client tenants with new client tenants at higher rental rates;

  •
  Achieving higher rental rates from existing client tenants as existing leases expire;

  •
  Selectively selling properties, including land parcels, to reduce outstanding debt;

  •
  Selectively acquiring high-quality life science properties in our target life science cluster markets at prices that enable us to realize attractive returns;

  •
  Selectively redeveloping existing office, warehouse, or shell space, or newly acquired properties, into generic life science laboratory space that can be leased at higher rental rates in our target life science cluster markets;

  •
  Selectively developing properties in our target life science cluster markets; and

  •
  Recycling non-core assets for capital deployment in key "brain trust" clusters for future value.

We continue to expect to achieve a net debt to adjusted earnings before interest, taxes, depreciation, and amortization ("EBITDA") ratio of approximately 6.5x targeted by December 31, 2013.

First Quarter 2013 Highlights

  •
  Funds from operations ("FFO") per share—diluted, of $1.11, up 3%, for the three months ended March 31, 2013, over the three months ended March 31, 2012.

  •
  Adjusted funds from operations ("AFFO") per share—diluted, of $1.08, up 6%, for the three months ended March 31, 2013, over the three months ended March 31, 2012.

  •
  Earnings per share—diluted of $0.36, up 20%, for the three months ended March 31, 2013, over March 31, 2012.

Core Operating Metrics

  •
  Total revenues were $150.4 million, up 11%, for the three months ended March 31, 2013, compared to total revenues for the three months ended March 31, 2012, of $135.7 million;

  •
  NOI was $105.2 million, up 10%, for the three months ended March 31, 2013, compared to NOI for the three months ended March 31, 2012, of $95.3 million;

  •
  Investment-grade client tenants represented 46% of total annualized base rent;

  •
  Investment-grade client tenants represented 78% of top 10 client tenants' annualized base rent;

  •
  Operating margins remained steady at 70% for the three months ended March 31, 2013;

  •
  Annual rent escalations in 96% of leases;

  •
  Same property NOI increased by 8.8% and 0.4% on a cash and GAAP basis, respectively, for the three months ended March 31, 2013, compared to same property NOI for the three months ended March 31, 2012;

  •
  Solid leasing activity during the three months ended March 31, 2013;

  •
  Executed 44 leases for 703,000 RSF, including 457,000 RSF of development and redevelopment space;

  •
  RSF of remaining expiring leases in 2013 are modest at 4.1% of total RSF;

  •
  Rental rate increase of 5.9% and 12.7% on a cash and GAAP basis, respectively, on renewed/re-leased space

  •
  Key life science space leasing;

  •
  ARIAD Pharmaceuticals, Inc. leased 244,000 RSF in the greater Boston market;

  •
  Onyx Pharmaceuticals, Inc. leased 107,250 RSF in the San Francisco Bay Area market; and

  •
  Occupancy of 94.2% for North America operating properties as of March 31, 2013, and occupancy of 91.8% for North America operating and redevelopment properties as of March 31, 2013, compared to occupancy of 94.6% for North America operating properties as of December 31, 2012, and occupancy of 91.6% for North America operating and redevelopment properties as of December 31, 2012.

        FFO per share—diluted, AFFO per share—diluted, NOI, and same property NOI are non-GAAP measures. For information on the Company's FFO, AFFO, NOI, and same property NOI, including definitions and reconciliations to the most directly comparable GAAP measures, see page S-21.

Value-Added Opportunities and External Growth

        As of March 31, 2013, we had six ground-up development projects in process in North America, including an unconsolidated joint venture development project, aggregating approximately 1,854,859 RSF. We also had seven active projects undergoing conversion into laboratory space through redevelopment, aggregating approximately 331,380 RSF. These projects, along with recently delivered projects, certain future projects, and contribution from same properties, are expected to contribute significant increases in rental income, NOI, and cash flows.

        During the three months ended March 31, 2013, we executed leases aggregating 355,000 and 102,000 RSF, respectively, related to our development and redevelopment projects.

        Our initial stabilized yield on a cash basis reflects cash rents at date of stabilization and does not reflect contractual rent escalations beyond the stabilization date. Our cash rents related to our value-added projects are expected to increase over time and our average stabilized cash yields are expected, in general, to be greater than our initial stabilized yields. Initial stabilized yield is calculated as the ratio of the estimated amounts of NOI and our investment in the property at stabilization ("Initial Stabilized Yield").

        The following table summarizes the commencement of key development projects during the three months ended March 31, 2013 (dollars in thousands, except per RSF amounts):

						Initial Stabilized Yield
	Commencement Date		Pre-Leased %	Investment at Completion	Cost Per RSF			Key Client Tenant
Address/Market		RSF				Cash	GAAP
Development
75/125 Binney Street/Greater Boston	January 2013	386,275	63%	$351,439	$910	8.0%	8.2%	ARIAD Pharmaceuticals, Inc.
269 East Grand Avenue/San Francisco Bay Area	March 2013	107,250	100%	$51,300	$478	8.1%	9.3%	Onyx Pharmaceuticals, Inc.

Balance Sheet Strategy and Significant Milestones

        Subsequent to this offering, our balance sheet strategy will continue to focus on our achievement of a net debt to adjusted EBITDA ratio of approximately 6.5x targeted by December 31, 2013, by funding our significant Class A development and redevelopment projects in top life science cluster locations with leverage-neutral sources of capital and with the continuing execution of our asset recycling program. Our leverage will reflect periodic increases and decreases quarter to quarter as we execute and deliver our construction projects and execute our capital plan, including our asset recycling program. Our strategy to improve leverage includes the following:

  •
  We expect growth in annualized EBITDA from the fourth quarter 2012 to the fourth quarter 2013 due primarily to the completion of significant value-added projects, which are 93.0% leased.

  •
  We have re-evaluated our previous decision to execute a partial sale of our interest in our 75/125 Binney Street development project and now plan to retain 100% ownership of the project. This reassessment will allow us to fully capture the potential upside from this project and will increase our planned investment to the extent of our incremental projected ownership retention of the project.

  •
  We will continue to execute our asset recycling program to monetize non-strategic income-producing and non-income-producing assets to reduce outstanding debt and provide funds for reinvestment into Class A, CBD, and urban locations in close proximity to leading academic medical research centers. As of March 31, 2013, we have completed all significant sales of non-strategic income-producing assets targeted for 2013.

  •
  We sold $124.3 million of income-producing asset sales during the three months ended March 31, 2013 (such sold assets generated a weighted-average unlevered internal rate of return of 11% during the period we previously owned such assets).

  •
  We are targeting sales of approximately $149 million to $189 million in non-income-producing assets for the remainder of the year ending December 31, 2013, including $45 million of non-income-producing asset sales under negotiation. This targeted sales range reflects a reduction of $60 million to $70 million from our prior targeted sales range, due to our re-evaluation of our previous decision to execute a partial sale of our interest in our 75/125 Binney Street development project.

  •
  Our liquidity available under our unsecured senior line of credit and from cash and cash equivalents was approximately $1.0 billion as of March 31, 2013.

  •
  We anticipate reducing our unhedged variable rate debt as a percentage of total debt to less than 18% targeted by December 31, 2013.

  •
  Our increased available capital will position us to take advantage of near-term growth opportunities, including key cluster developments and near-term future property acquisition opportunities.

RISK FACTORS

        An investment in our common stock involves risks. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. You should carefully consider the risks referred to in the section of the accompanying prospectus entitled "Forward-Looking Statements," as well as the risks identified in this prospectus supplement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, which are incorporated herein by reference.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

General

        We are a Maryland corporation formed in October 1994 that has elected to be taxed as a REIT for federal income tax purposes. We are the largest and leading REIT focused principally on owning, operating, developing, redeveloping, and acquiring high-quality, sustainable real estate for the broad and diverse life science industry. Founded in 1994, we are the first REIT to identify and pursue the laboratory niche and have since had the first-mover advantage in the core life science cluster locations including Greater Boston, San Francisco Bay Area, San Diego, New York City, Seattle, Suburban Washington, D.C., and Research Triangle Park. Our high-credit client tenants span the life science industry, including renowned academic and medical institutions, multinational pharmaceutical companies, public and private biotechnology entities, U.S. government research agencies, medical device companies, industrial biotech companies, venture capital firms, and life science product and service companies.

        As of March 31, 2013, we had 173 properties aggregating 16.7 million RSF, composed of approximately 14.2 million RSF of operating properties, approximately 2.1 million RSF undergoing active development, and approximately 0.4 million RSF undergoing active redevelopment. Our operating properties were approximately 93.0% leased as of March 31, 2013. Our primary sources of revenues are rental income and tenant recoveries from leases of our properties. Investment-grade client tenants represented 46% of our total annualized base rent as of March 31, 2013. The comparability of financial data from period to period is affected by the timing of our property acquisition, development, and redevelopment activities.

Business Objectives and Strategies

        Our primary business objective is to maximize stockholder value by providing our stockholders with the greatest possible total return and long-term asset value based on a multifaceted platform of internal and external growth. The key elements to our strategy include our consistent focus on high-quality assets and operations in the top life science cluster locations with our properties located in close proximity to life science entities, driving growth and technological advances within each cluster. These locations are characterized by high barriers to entry for new landlords, high barriers to exit for client tenants and limited supply of available space. They represent highly desirable locations for tenancy by life science entities because of the close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Our strategy also includes drawing upon our deep and broad life science and real estate relationships in order to attract new and leading life science client tenants and value-added real estate.

        We focus our property operations and investment activities principally in key life science markets, including Greater Boston, San Francisco Bay Area, San Diego, Greater NYC, Suburban Washington, D.C., Seattle, and Research Triangle Park.

        Our client tenant base is broad and diverse within the life science industry and reflects our focus on regional, national, and international client tenants with substantial financial and operational resources. For a more detailed description of our properties and client tenants, see "Properties." We have an experienced board of directors and are led by a senior management team with extensive experience in both the real estate and life science industries.

2013 Highlights

Core Operations

        The key elements to our strategy include our consistent focus on high-quality assets and operations in the top life science cluster locations; our properties are located adjacent to life science entities, driving growth and technological advances within each cluster. These adjacency locations are characterized by high barriers to entry for new landlords, high barriers to exit for client tenants, and limited supply of available space. They represent highly desirable locations for tenancy by life science entities because of the close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Our strategy also includes drawing upon our deep and longstanding life science and real estate relationships in order to attract new and leading life science client tenants that provide us with our unique ability to create value through strong tenant retention and strategic development and redevelopment projects.

        The following table presents information regarding our asset base and value-added projects as of March 31, 2013, and December 31, 2012:

Rentable square feet	March 31, 2013	December 31, 2012
Operating properties	14,168,626	14,992,086
Development properties	2,060,299	1,566,774
Redevelopment properties	430,523	547,092

Total rentable square feet	16,659,448	17,105,952

Number of properties	173	178
Occupancy of operating properties	93.0%	93.4%
Occupancy of operating and redevelopment properties	90.1%	89.8%
Annualized base rent per leased rentable square foot	$34.92	$34.59

Leasing

        For the three months ended March 31, 2013, we executed a total of 44 leases for approximately 703,000 RSF at 29 different properties (excluding month-to-month leases). Of this total, approximately 156,000 RSF related to new or renewal leases of previously leased space (renewed/re-leased space), and approximately 547,000 RSF related to developed, redeveloped, or previously vacant space. Of the 547,000 RSF, approximately 457,000 RSF related to our development or redevelopment projects, and the remaining approximately 90,000 RSF related to previously vacant space. Rental rates for renewed/re-leased spaces were, on average, approximately 5.9% higher on a cash basis and approximately 12.7% higher on a GAAP basis than rental rates for the respective expiring leases. Additionally, we granted tenant concessions, including free rent averaging approximately 1.2 months, with respect to the 703,000 RSF leased during the three months ended March 31, 2013. Approximately 65.9% of the number of leases executed during the three months ended March 31, 2013, did not include concessions for free rent. The weighted average lease term based on leased square feet for the leases executed during the three months ended March 31, 2013, was 8.7 years.

        As of March 31, 2013, approximately 94% of our leases (on a RSF basis) were triple net leases, requiring client tenants to pay substantially all real estate taxes, insurance, utilities, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Additionally, approximately 96% of our leases (on a RSF basis) contained effective annual rent escalations that were either fixed or indexed based on a consumer price index or another index, and approximately 92% of our leases (on a RSF basis) provided for the recapture of certain capital expenditures.

        The following table summarizes our leasing activity at our properties:

					Year Ended
	Three Months Ended March 31, 2013		Twelve Months Ended March 31, 2013
					December 31, 2012				December 31, 2011		December 31, 2010
	Cash	GAAP	Cash	GAAP	Cash		GAAP		Cash	GAAP	Cash	GAAP
Leasing activity:
Lease expirations
Number of leases	49	49	152	152	162		162		158	158	129	129
Rentable square footage	360,956	360,956	2,183,948	2,183,948	2,350,348		2,350,348		2,689,257	2,689,257	2,416,291	2,416,291
Expiring rates	$32.83	$30.21	$30.95	$28.15	$30.03		$27.65		$29.98	$28.42	$27.18	$28.54
Renewed/re-leased space
Number of leases	19	19	85	85	102		102		109	109	89	89
Leased rentable square footage	155,881	155,881	1,356,755	1,356,755	1,475,403		1,475,403		1,821,866	1,821,866	1,777,966	1,777,966
Expiring rates	$29.70	$28.12	$31.78	$30.20	$30.47		$28.87		$30.73	$28.79	$28.84	$30.54
New rates	$31.45	$31.70	$31.45	$32.08	$29.86		$30.36		$30.16	$30.00	$29.41	$32.04
Rental rate changes	5.9%	12.7%	(1.0)%	6.2%	(2.0	)%(1)	5.2	%(1)	(1.9)%	4.2%	2.0%	4.9%
TI's/lease commissions per square foot	$5.66	$5.66	$5.93	$5.93	$6.22		$6.22		$5.82	$5.82	$4.40	$4.40
Average lease terms	2.6 years	2.6 years	4.7 years	4.7 years	4.7 years		4.7 years		4.2 years	4.2 years	8.1 years	8.1 years
Developed/redeveloped/ previously vacant space leased
Number of leases	25	25	83	83	85		85		81	81	53	53
Rentable square footage	547,020	547,020	1,715,316	1,715,316	1,805,693		1,805,693		1,585,610	1,585,610	966,273	966,273
New rates	$50.89	$52.54	$35.08	$36.30	$30.66		$32.56		$33.45	$36.00	$36.33	$39.89
TI's/lease commissions per square foot	$7.52	$7.52	$9.77	$9.77	$11.02		$11.02		$12.78	$12.78	$8.10	$8.10
Average lease terms	10.4 years	10.4 years	9.2 years	9.2 years	9.0 years		9.0 years		8.9 years	8.9 years	9.7 years	9.7 years
Leasing activity summary:
Totals(2)
Number of leases	44	44	168	168	187		187		190	190	142	142
Rentable square footage	702,901	702,901	3,072,071	3,072,071	3,281,096		3,281,096		3,407,476	3,407,476	2,744,239	2,744,239
New rates	$46.58	$47.92	$33.48	$34.44	$30.30		$31.57		$31.69	$32.79	$31.84	$34.80
TI's/lease commissions per square foot	$7.11	$7.11	$8.07	$8.07	$8.87		$8.87		$9.06	$9.06	$5.70	$5.70
Average lease terms	8.7 years	8.7 years	7.3 years	7.3 years	7.1 years		7.1 years		6.4 years	6.4 years	8.7 years	8.7 years

(1)
Excluding one lease for 48,000 RSF in the Research Triangle Park market, and two leases for 141,000 RSF in the Suburban Washington, D.C. market, rental rates for renewed/re-leased space were, on average, 0.4% higher and 7.1% higher than rental rates for expiring leases on a cash and GAAP basis, respectively.
(2)
Excludes 14 month-to-month leases for approximately 53,946 RSF.

        During the three months ended March 31, 2013, we granted tenant concessions/free rent averaging approximately 1.2 month with respect to the 702,901 rentable square feet leased.

Lease Structure	March 31, 2013
Percentage of triple net leases	94%
Percentage of leases containing annual rent escalations	96%
Percentage of leases providing for the recapture of capital expenditures	92%

        The following chart presents our total RSF leased by development/redevelopment space leased and renewed/re-leased/previously vacant space leased:

Development, Redevelopment, and Future Value-Added Projects

        A key component of our business model is our value-added development and redevelopment projects. These programs are focused on providing high-quality, generic, and reusable life science laboratory space to meet the real estate requirements of a wide range of clients in the life science industry. Upon completion, each value-added project is expected to generate significant revenues and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to life science entities, which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.

        Development projects generally consist of the ground-up development of generic and reusable life science laboratory facilities. Redevelopment projects generally consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space. We anticipate execution of new active development projects for aboveground vertical construction of new life science laboratory space generally with significant pre-leasing. Preconstruction activities include entitlements, permitting, design, site work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements. Our objective also includes the advancement of preconstruction efforts to reduce the time required to deliver projects to prospective client tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities for the life science industry and are expected to generate significant revenue and cash flows for the Company.

        As of March 31, 2013, we had six ground-up development projects in process, including an unconsolidated joint venture development project, aggregating approximately 1,854,859 RSF in North America. We also had seven projects undergoing conversion into laboratory space through redevelopment, aggregating approximately 331,380 RSF in North America. These projects, along with recently delivered projects, certain future projects, and contribution from same properties, are expected to contribute significant increases in rental income, NOI, and cash flows.

        Our investments in real estate, net, consisted of the following as of March 31, 2013 (dollars in thousands):

	March 31, 2013
	Book Value	Square Feet
Rental properties:
Land (related to rental properties)	$516,957
Buildings and building improvements	4,955,207
Other improvements	163,864

Rental properties	5,636,028	14,168,626
Less: accumulated depreciation	(849,891)

Rental properties, net	4,786,137
Construction in progress ("CIP")/current value-added projects:
Active development in North America	579,273	1,441,323
Investment in unconsolidated real estate entity	30,730	413,536
Active redevelopment in North America	141,470	331,380
Generic infrastructure/building improvement projects in North America	62,869
Active development and redevelopment in Asia	101,357	718,119

	915,699	2,904,358

Subtotal	5,701,836	17,072,984
Land/future value-added projects:
Land subject to sale negotiations	45,378	399,888
Land undergoing preconstruction activities (additional CIP) in North America	305,300	2,017,667
Land held for future development in North America	238,933	3,692,181
Land held for future development/land undergoing preconstruction activities (additional CIP) in Asia	83,735	6,828,864

	673,346	12,938,600

Investments in real estate, net	$6,375,182	30,011,584

        As of March 31, 2013, our active development and redevelopment projects represent 13% of gross investments in real estate, a significant amount of which is pre-leased and expected to be primarily delivered over the next one to eight quarters. Land undergoing preconstruction activities represents 5% of gross investment in real estate. The largest project primarily included in land undergoing preconstruction consists of our 1.2 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts. Land held for future development represent 4% of our non-income-producing assets. Over the next few years, we may also identify certain land parcels for potential sale. Non-income-producing assets as a percentage of our gross investments in real estate is targeted to decrease to a range from 15% to 17% by December 31, 2013, and targeted to be 15% or less for the subsequent periods.

        The chart below shows the historical trend of non-income-producing assets as a percentage of our gross investments in real estate:

        The following table presents our updated construction spending projections reflecting re-evaluation of the decision to execute a partial sale of our 75/125 Binney development project. This re-evaluation will result in increases in construction spending of approximately $47 million for the remainder of 2013 and $163 million thereafter.

Construction spending-projection	Nine Months Ended December 31, 2013 (in thousands)	Thereafter (in thousands)
Active development projects in North America	$309,809	$326,367	(1)
Active redevelopment projects in North America	62,335	14,043
Preconstruction	33,760	TBD	(2)
Generic infrastructure/building improvement projects in North America(3)	36,728	TBD	(2)
Future projected construction projects(4)	42,320 - 92,320	TBD	(2)
Development and redevelopment projects in Asia	27,799	23,154

Total construction spending	$512,751 - 562,751	$363,564

(1)
Approximately 60% of construction spending beyond December 31, 2013 is expected to be funded by future secured construction loan borrowings related to our 269 East Grand Avenue and 75/125 Binney Street development projects.
(2)
Estimated spending beyond 2013 will be determined at a future date and is contingent upon many factors.
(3)
Includes, among others, generic infrastructure building improvement projects in North America, including 215 First Street, 7030 Kit Creek, and 1300 Quince Orchard Boulevard.
(4)
Includes future projected construction projects in North America, including 3013/3033 Science Park Road.

        The following tables provide detail on all of our active development projects in North America as of March 31, 2013 (dollars in thousands, except per RSF amounts):

			Leased Status RSF(1)
	Project RSF(1)
									% Leased/ Negotiating
Property/Market—Submarket	CIP	Total	Leased	Negotiating		Marketing		Total		Client Tenants
All active development projects in North America
Consolidated development projects in North America
225 Binney Street/Greater Boston—Cambridge	305,212	305,212	305,212	—		—		305,212	100%	Biogen Idec Inc.
499 Illinois Street/San Francisco Bay Area—Mission Bay	222,780	222,780	—	162,549		60,231		222,780	73%	TBA
269 East Grand Avenue/San Francisco Bay Area—South San Francisco	107,250	107,250	107,250	—		—		107,250	100%	Onyx Pharmaceuticals, Inc.
430 East 29th Street/Greater NYC—Manhattan	419,806	419,806	60,816	152,488	(2)	206,502		419,806	51%	Roche/TBA
75/125 Binney Street/Greater Boston—Cambridge	386,275	386,275	244,123	—		142,152	(3)	386,275	63%	ARIAD Pharmaceuticals, Inc.

Consolidated development projects in North America	1,441,323	1,441,323	717,401	315,037		408,885		1,441,323	72%
Unconsolidated joint venture
360 Longwood Avenue/Greater Boston—Longwood	413,536	413,536	154,100	—		259,436		413,536	37%	Dana-Farber Cancer Institute, Inc.

Total/weighted average	1,854,859	1,854,859	871,501	315,037		668,321		1,854,859	64%

	Investment(1)
						Initial Stabilized Yield(1)
		Cost To Complete
				Total at Completion	Cost Per RSF			Projected Start Date(1)	Occupancy Date(1)	Initial Stabilization Date(1)
Property/Market—Submarket	CIP	2013	Thereafter			Cash	GAAP
All active development projects in North America
Consolidated development projects in North America
225 Binney Street/Greater Boston—Cambridge	$118,595	$61,678	$—	$180,273	$591	7.5%	8.1%	4Q11	4Q13	4Q13
499 Illinois Street/San Francisco Bay Area—Mission Bay	$116,110	$14,298	$22,801	$153,209	$688	6.4%	7.2%	2Q11	2Q14	2014
269 East Grand Avenue/San Francisco Bay Area—South San Francisco(4)	$8,037	$13,100	$30,163	$51,300	$478	8.1%	9.3%	1Q13	4Q14	2014
430 East 29th Street/Greater NYC—Manhattan	$239,086	$113,879	$110,280	$463,245	$1,103	6.6%	6.5%	4Q12	4Q13	2015
75/125 Binney Street/Greater Boston—Cambridge(5)	$97,445	$90,871	$163,123	$351,439	$910	8.0%	8.2%	1Q13	1Q15	2015

Consolidated development projects in North America	$579,273	$293,826	$326,367	$1,199,466
Unconsolidated joint venture
360 Longwood Avenue/Greater Boston—Longwood	$148,596	$67,744	$133,660	$350,000	$846	8.3%	8.9%	2Q12	4Q14	2016
JV partner capital/JV construction loan	$(123,638)	$(51,761)	$(133,660)	$(309,059)

ARE investment in 360 Longwood Avenue (27.5% ownership interest)	$24,958	$15,983	$—	$40,941

Total/weighted average	$604,231	$309,809	$326,367	$1,240,407

(1)
All project information, including RSF; investment; Initial Stabilized Yields; and project start, occupancy and stabilization dates, relate to the discrete portion of each property undergoing active development or redevelopment. A redevelopment project does not necessarily represent the entire property or the entire vacant portion of a property. Our Initial Stabilized Yield on a cash basis reflects cash rents at date of stabilization and does not reflect contractual rent escalations beyond the stabilization date. Our cash rents related to our value-added projects are expected to increase over time and our average stabilized cash yields are expected, in general, to be greater than our Initial Stabilized Yields. Our estimates for initial cash and GAAP yields, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs. As of March 31, 2013, 96% of our leases contained annual rent escalations that were either fixed or based on a consumer price index or another index.
(2)
Represents 131,000 RSF subject to an executed letter of intent with the remainder subject to letters of intent or lease negotiations.
(3)
ARIAD Pharmaceuticals, Inc. has potential additional expansion opportunities at 75 Binney Street through June 2014.
(4)
Funding for 70% of the estimated total investment at completion for 269 East Grand Avenue is expected to be provided primarily by a secured construction loan.
(5)
Funding for 60% to 70% of the estimated total project costs is expected to be provided by a secured construction loan.

        The following tables provide detail on all of our active redevelopment projects in North America as of March 31, 2013 (dollars in thousands, except per RSF amounts):

	Project RSF(1)			Leased Status RSF(1)
Property/Market—Submarket	In Service	CIP	Total	Leased	Negotiating	Marketing	Total	% Leased/ Negotiating	Former Use	Use After Conversion	Client Tenants
All active redevelopment projects in North America
400 Technology Square/Greater Boston—Cambridge	162,153	49,971	212,124	169,939	—	42,185	212,124	80%	Office	Laboratory	Ragon Institute of MGH, MIT and Harvard; Epizyme, Inc.; Warp Drive Bio, LLC; Aramco Services Company, Inc.
285 Bear Hill Road/Greater Boston—Route 128	—	26,270	26,270	26,270	—	—	26,270	100%	Office/Manufacturing	Laboratory	Intelligent Medical Devices, Inc.
343 Oyster Point/San Francisco Bay Area—South San Francisco	—	53,980	53,980	42,445	—	11,535	53,980	79%	Office	Laboratory	Calithera BioSciences, Inc.; CytomX Therapeutics, Inc.
4757 Nexus Center Drive/San Diego—University Town Center	—	68,423	68,423	68,423	—	—	68,423	100%	Manufacturing/Warehouse/Office/R&D	Laboratory	Genomatica, Inc.
9800 Medical Center Drive/Suburban Washington, D.C.—Rockville	8,001	67,055	75,056	75,056	—	—	75,056	100%	Office/Laboratory	Laboratory	National Institutes of Health
1551 Eastlake Avenue/Seattle—Lake Union	77,821	39,661	117,482	77,821	—	39,661	117,482	66%	Office	Laboratory	Puget Sound Blood Center and Program
1616 Eastlake Avenue/Seattle—Lake Union	40,756	26,020	66,776	40,756	—	26,020	66,776	61%	Office	Laboratory	Infectious Disease Research Institute

Total/weighted average	288,731	331,380	620,111	500,710	—	119,401	620,111	81%

	Investment(1)
							Initial Stabilized Yield(1)
	March 31, 2013		To Complete
					Total at Completion	Cost Per RSF			Project Start Date(1)	Initial Occupancy Date(1)	Stabilization Date(1)
Property/Market—Submarket	In Service	CIP	2013	Thereafter			Cash	GAAP
All active redevelopment projects in North America
400 Technology Square/Greater Boston—Cambridge	$99,980	$32,212	$9,176	$3,320	$144,688	$682	8.1%	8.9%	4Q11	4Q12	4Q13
285 Bear Hill Road/Greater Boston—Route 128	$—	$4,654	$4,542	$—	$9,196	$350	8.4%	8.8%	4Q11	3Q13	2013
343 Oyster Point/San Francisco Bay Area—South San Francisco	$—	$10,912	$5,560	$867	$17,339	$321	9.6%	9.8%	1Q12	3Q13	2014
4757 Nexus Center Drive/San Diego—University Town Center	$—	$5,879	$23,747	$5,203	$34,829	$509	7.6%	7.8%	4Q12	4Q13	4Q13	(2)
9800 Medical Center Drive/Suburban Washington, D.C.—Rockville	$7,454	$61,251	$11,999	$—	$80,704	(3)	5.4%	5.4%	3Q09	1Q13	2013
1551 Eastlake Avenue/Seattle—Lake Union	$40,711	$16,841	$6,458	$—	$64,010	$545	6.7%	6.7%	4Q11	4Q11	4Q13
1616 Eastlake Avenue/Seattle—Lake Union	$22,589	$9,721	$853	$4,653	$37,816	$566	8.4%	8.6%	4Q12	2Q13	2014

Total/weighted average	$170,734	$141,470	$62,335	$14,043	$388,582

(1)
All project information, including RSF; investment; Initial Stabilized Yields; and project start, occupancy and stabilization dates, relates to the discrete portion of each property undergoing active development or redevelopment. A redevelopment project does not necessarily represent the entire property or the entire vacant portion of a property. Our Initial Stabilized Yield on a cash basis reflects cash rents at date of stabilization and does not reflect contractual rent escalations beyond the stabilization date. Our cash rents related to our value-added projects are expected to increase over time and our average stabilized cash yields are expected, in general, to be greater than our Initial Stabilized Yields. Our estimates for initial cash and GAAP yields, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs. As of March 31, 2013, 96% of our leases contained annual rent escalations that were either fixed or based on a consumer price index or another index.
(2)
We expect to deliver 54,102 RSF, or 79% of the total project, to Genomatica, Inc. in the fourth quarter of 2013. Genomatica, Inc. is contractually required to lease the remaining 14,411 RSF 18 to 24 months following the delivery of the initial 54,102 RSF space.
(3)
Our multi-tenant four building property at 9800 Medical Center Drive contains an aggregate of 281,586 RSF. Our total cash investment in the entire four building property upon completion of the redevelopment will approximate $580 per square foot. Our total expected cash investment for the four building property of approximately $580 per square foot includes our expected total investment at completion related to the 75,056 RSF redevelopment of approximately $1,075 per square foot.

        The following table summarizes the components of the square footage of our future value-added projects in North America as of March 31, 2013 (dollars in thousands, except per square foot amounts):

	Land Undergoing Preconstruction Activities (Additional CIP)(1)			Land Held for Future Development(1)			Total(1)
Property/Market—Submarket	Book Value	Square Feet(2)	Cost per Square Foot	Book Value	Square Feet(2)	Cost per Square Foot	Book Value	Square Feet(2)	Cost per Square Foot
Greater Boston:
Alexandria Center at Kendall Square—Residential—Cambridge/Inner Suburbs	$1,582	78,000	$20	$3,413	150,000	$23	$4,995	228,000	$22
Alexandria Center at Kendall Square—Lab/Office—Cambridge/Inner Suburbs	251,874	974,264	259	—	—	—	251,874	974,264	259

Subtotal—Alexandria Center at Kendall Square	253,456	1,052,264	241	3,413	150,000	23	256,869	1,202,264	214
Technology Square—Cambridge/Inner Suburbs	—	—	—	7,803	100,000	78	7,803	100,000	78

Greater Boston	$253,456	1,052,264	$241	$11,216	250,000	$45	$264,672	1,302,264	$203
San Francisco Bay Area:
Owens Street—Mission Bay	$—	—	$—	$27,762	290,059	$96	$27,762	290,059	$96
Grand Ave—South San Francisco	—	—	—	42,853	397,132	108	42,853	397,132	108
Rozzi/Eccles—South San Francisco	—	—	—	72,879	514,307	142	72,879	514,307	142

San Francisco Bay Area	$—	—	$—	$143,494	1,201,498	$119	$143,494	1,201,498	$119
San Diego:
Science Park Road—Torrey Pines	$16,298	176,500	$92	$—	—	$—	$16,298	176,500	$92
5200 Illumina Way—University Town Center	14,298	392,983	36	—	—	—	14,298	392,983	36
10300 Campus Point—University Town Center	3,857	140,000	28	—	—	—	3,857	140,000	28
Executive Drive—University Town Center	3,919	49,920	79	—	—	—	3,919	49,920	78

San Diego	$38,372	759,403	$51	$—	—	$—	$38,372	759,403	$51
Suburban Washington D.C.:
Medical Center Drive—Rockville	$—	—	$—	$7,548	292,000	$26	$7,548	292,000	$26
Research Boulevard—Rockville	—	—	—	6,698	347,000	19	6,698	347,000	19
Firstfield Road—Gaithersburg	—	—	—	4,052	95,000	43	4,052	95,000	43
Freedom Center Drive and Pyramid Place—Virginia	—	—	—	11,791	424,905	28	11,791	424,905	28

Suburban Washington D.C.	$—	—	$—	$30,089	1,158,905	$26	$30,089	1,158,905	$26
Seattle:
Dexter/Terry Ave—Lake Union	$—	—	$—	$18,747	232,300	$81	$18,747	232,300	$81
Eastlake Ave—Lake Union	13,472	106,000	127	15,241	160,266	95	28,713	266,266	108

Seattle	$13,472	106,000	$127	$33,988	392,566	$87	$47,460	498,566	$95
Other Markets	$—	—	$—	$20,146	789,212	$26	$20,146	789,212	$26

Future value-added projects in North America	$305,300	1,917,667	$159	$238,933	3,792,181	$63	$544,233	5,709,848	$95

(1)
In addition to assets included in our gross investment in real estate, we hold options/rights for parcels supporting the future ground-up development of approximately 420,000 RSF in Alexandria CenterTM for Life Science—New York City related to an option under our ground lease. Also, our asset base contains additional embedded development opportunities aggregating approximately 644,000 RSF which represents additional development and expansion rights related to existing rental properties. The 644,000 RSF related to these additional development opportunities was previously included in land held for future development.
(2)
Square feet amounts are updated as necessary to reflect refinement of design of each building.

        The following table summarizes the components of the square footage of our future redevelopment projects in North America as of March 31, 2013:

Market—Submarket	Future Redevelopment Square Feet(1)
Greater Boston	109,457
San Francisco Bay Area—South San Francisco	40,314
San Diego	87,488
Suburban Washington, D.C.	490,000
Seattle	14,914
Other markets	94,211

Total future redevelopment in North America	836,384

(1)
Our asset base also includes non-laboratory space (office, warehouse, and industrial space) identified for future conversion into life science laboratory space through redevelopment. These spaces are classified in investments in real estate, net, in the condensed consolidated balance sheets.

        As of March 31, 2013, our rental properties, net, in Asia, consisted of five operating properties aggregating approximately 603,987 square feet, with occupancy of 67.1%. Annualized base rent of our operating properties in Asia was approximately $4.3 million as of March 31, 2013. Our primary sources of revenues are rental income and tenant recoveries from leases of our properties.

        We also had construction projects in Asia aggregating approximately 718,119 and 734,444 RSF as of March 31, 2013, and December 31, 2012, respectively.

        Our investments in real estate, net, in Asia, consisted of the following as of March 31, 2013 (dollars in thousands, except per square foot amounts):

	March 31, 2013
	Book Value	Square Feet	Cost per Square Foot
Rental properties, net, in China	$21,352	299,484	$71
Rental properties, net, in India	35,337	304,503	116
CIP/current value-added projects:
Active development in China	58,500	309,476	189
Active development in India	29,713	309,500	96
Active redevelopment projects in India	13,144	99,143	133

	101,357	718,119	141
Land held for future development/land undergoing preconstruction activities (additional CIP)—India	83,735	6,829,000	12

Total investments in real estate, net, in Asia	$241,781	8,151,106	$30

Liquidity and Capital Resources

        We expect to meet certain long-term liquidity requirements, such as requirements for property acquisitions, development, redevelopment, other construction projects, capital improvements, tenant improvements, leasing costs, non-revenue-generating expenditures, and scheduled debt maturities, through net cash provided by operating activities, periodic asset sales, and long-term secured and unsecured indebtedness, including borrowings under our unsecured senior line of credit, unsecured senior bank term loans, and the issuance of additional debt and/or equity securities.

        We expect to continue meeting our short-term liquidity and capital requirements, as further detailed in this section, generally through our working capital and net cash provided by operating activities. We believe that the net cash provided by operating activities will continue to be sufficient to enable us to make the distributions necessary to continue qualifying as a REIT.

        Over the next several years, our balance sheet, capital structure, and liquidity objectives are as follows:

  •
  Achieve and maintain, except for quarterly variation between capital events, leverage as a percentage of net debt to adjusted EBITDA of approximately 6.5x;

  •
  Execute selective sales of income-producing and non-income-producing assets as a source of capital with selective issuance of common equity;

  •
  Maintain diverse sources of capital, including sources from net cash flows from operating activities, unsecured debt, secured debt, selective asset sales, joint ventures, preferred stock, and common stock;

  •
  Manage the amount of debt maturing in a single year;

  •
  Mitigate unhedged variable rate debt exposure by transitioning our balance sheet debt from short-term and medium-term variable rate bank debt to long-term unsecured fixed rate debt and utilize interest rate swap agreements in the interim period during this transition of debt;

  •
  Maintain adequate liquidity from net cash provided by operating activities, cash and cash equivalents, and available borrowing capacity under our unsecured senior line of credit;

  •
  Maintain available borrowing capacity under our unsecured senior line of credit in excess of 50% of the total commitments of $1.5 billion, except temporarily as necessary;

  •
  Fund preferred stock and common stock dividends from net cash provided by operating activities;

  •
  Retain positive cash flows from operating activities after payment of dividends for reinvestment in acquisitions and/or development and redevelopment projects; and

  •
  Reduce our non-income-producing assets as a percentage of our gross investment in real estate.

PROPERTIES

General

        As of March 31, 2013, we had 173 properties containing approximately 16.7 million RSF of life science laboratory space. Our operating properties were approximately 93.0% leased as of March 31, 2013. The exteriors of our properties typically resemble traditional office properties, but the interior infrastructures are designed to accommodate the needs of life science industry client tenants. These improvements typically are generic to life science industry client tenants rather than being specific to a particular client tenant. As a result, we believe that the improvements have long-term value and utility and are usable by a wide range of life science industry client tenants. Laboratory improvements to our life science properties typically include:

  •
  Reinforced concrete floors;

  •
  Upgraded roof loading capacity;

  •
  Increased floor-to-ceiling heights;

  •
  Heavy-duty HVAC systems;

  •
  Enhanced environmental control technology;

  •
  Significantly upgraded electrical, gas, and plumbing infrastructure; and

  •
  Laboratory benches.

        As of March 31, 2013:

  •
  Approximately 94% of our leases (on a RSF basis) were triple net leases, requiring client tenants to pay substantially all real estate taxes, insurance, utilities, common area, and other operating expenses (including increases thereto) in addition to base rent;

  •
  Approximately 96% of our leases (on a RSF basis) contained effective annual rent escalations that were either fixed (generally ranging from 3% to 3.5%) or indexed based on a consumer price index or other index;

  •
  Approximately 92% of our leases (on a RSF basis) provided for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement, and parking lot resurfacing), which we believe would typically be borne by the landlord in traditional office leases; and

  •
  Investment-grade client tenants represented 46% of our total annualized base rent.

        Our leases also typically give us the right to review and approve tenant alterations to the property. Generally, tenant-installed improvements to the properties are reusable generic life science laboratory improvements and remain our property after termination of the lease at our election. However, we are permitted under the terms of most of our leases to require that the client tenant, at its expense, remove certain non-generic improvements and restore the premises to their original condition.

Location of Properties

        The locations of our properties are diversified among a number of life science cluster markets. The following table sets forth, as of March 31, 2013, the total RSF and annualized base rent of our properties in each of our existing markets (dollars in thousands):

	Rentable Square Feet
						Number of Properties	Annualized Base Rent(1)
Market	Operating	Development	Redevelopment	Total	% Total
Greater Boston	3,043,048	691,487	76,241	3,810,776	23%	36	$118,060	27%
San Francisco Bay Area	2,486,751	330,030	53,980	2,870,761	17	26	93,816	22
San Diego	2,575,121	—	68,423	2,643,544	16	33	83,636	20
Greater NYC	494,656	419,806	—	914,462	5	6	31,844	7
Suburban Washington, D.C.	2,086,468	—	67,055	2,153,523	13	29	43,172	10
Seattle	680,835	—	65,681	746,516	4	10	28,346	7
Research Triangle Park	941,807	—	—	941,807	6	14	18,852	4
Canada	1,103,507	—	—	1,103,507	7	5	9,258	2
Non-cluster markets	61,002	—	—	61,002	—	2	611	—

North America	13,473,195	1,441,323	331,380	15,245,898	91	161	427,595	99
Asia	603,987	618,976	99,143	1,322,106	8	9	4,337	1

Continuing operations	14,077,182	2,060,299	430,523	16,568,004	99	170	431,932	100%

Discontinued operations	91,444	—	—	91,444	1	3	1,138

Total	14,168,626	2,060,299	430,523	16,659,448	100%	173	$433,070

(1)
Annualized base rent means the annualized fixed base rental amount in effect as of March 31, 2013 (using rental revenue computed on a straight-line basis in accordance with GAAP). Represents annualized base rent related to our operating rentable square feet.

Client Tenants

        Our life science properties are leased to a diverse group of client tenants, with no client tenant accounting for more than 7.1% of our annualized base rent. The following table sets forth information regarding leases with our 20 largest client tenants based upon annualized base rent as of March 31, 2013 (dollars in thousands):

			Remaining Lease Term in Years						Investment-Grade Client Tenants(3)
						Percentage of Aggregate Total Square Feet		Percentage of Aggregate Annualized Base Rent
					Approximate Aggregate Rentable Square Feet
		Number of Leases					Annualized Base Rent		Fitch Rating	Moody's Rating	S&P Rating	Education/ Research
	Client Tenant		(1)	(2)
1	Novartis AG	11	3.8	3.9	612,424	3.7%	$30,515	7.1%	AA	Aa2	AA-	—
2	Illumina, Inc.	1	18.6	18.6	497,078	3.0	19,531	4.5	—	—	—	—
3	Bristol-Myers Squibb Company	6	4.6	4.9	419,624	2.5	15,840	3.7	A	A2	A+	—
4	Eli Lilly and Company	5	8.3	9.9	262,182	1.6	15,068	3.5	A	A2	AA-	—
5	FibroGen, Inc.	1	10.6	10.6	234,249	1.4	14,197	3.3	—	—	—	—
6	Roche	3	5.0	5.1	348,918	2.1	13,867	3.2	AA-	A1	AA	—
7	United States Government	9	4.0	5.0	332,578	2.0	13,103	3.0	AAA	Aaa	AA+	—
8	GlaxoSmithKline plc	5	6.7	6.4	208,394	1.2	10,232	2.4	A+	A1	A+	—
9	Celgene Corporation	3	8.4	8.3	250,586	1.5	9,340	2.2	—	Baa2	BBB+	—
10	Massachusetts Institute of Technology	4	4.2	4.4	185,403	1.1	8,499	2.0	—	Aaa	AAA	X
11	Onyx Pharmaceuticals, Inc.	2	10.1	10.1	228,373	1.4	8,498	2.0	—	—	—	—
12	NYU-Neuroscience Translational Research Institute	2	11.9	10.8	86,756	0.5	8,012	1.8	A-	A3	AA-	X
13	The Regents of the University of California	3	8.4	8.4	188,654	1.1	7,787	1.8	AA	Aa1	AA	X
14	Alnylam Pharmaceuticals, Inc.	1	3.5	3.5	129,424	0.8	6,081	1.4	—	—	—	—
15	Gilead Sciences, Inc.	1	7.3	7.3	109,969	0.7	5,824	1.3	—	Baa1	A-	—
16	Pfizer Inc.	2	6.2	5.9	116,518	0.7	5,502	1.3	A+	A1	AA	—
17	The Scripps Research Institute	2	3.7	3.6	101,475	0.6	5,200	1.2	AA-	Aa3	—	X
18	Theravance, Inc.(4)	2	7.2	7.2	130,342	0.8	4,895	1.1	—	—	—	—
19	Infinity Pharmaceuticals, Inc.	2	1.8	1.8	68,020	0.4	4,423	1.0	—	—	—	—
20	Quest Diagnostics Incorporated	1	3.8	3.8	248,186	1.5	4,341	1.0	BBB+	Baa2	BBB+	—

	Total/weighted average top 20	66	7.3	7.5	4,759,153	28.6%	$210,755	48.8%

(1)
Represents remaining lease term in years based on percentage of leased square feet.
(2)
Represents remaining lease term in years based on percentage of annualized base rent in effect as of March 31, 2013.
(3)
Ratings obtained from Fitch Ratings, Moody's Investors Service, and Standard & Poor's.
(4)
As of February 14, 2013, GlaxoSmithKline plc owned approximately 27% of the outstanding stock of Theravance, Inc.

        The chart below shows client tenant business type by annualized base rent as of March 31, 2013:

Summary of Lease Expirations

        The following table summarizes information with respect to the lease expirations at our properties as of March 31, 2013:

Year of Lease Expiration	Number of Leases Expiring		RSF of Expiring Leases		Percentage of Aggregate Total RSF	Annualized Base Rent of Expiring Leases (per RSF)
2013	63	(1)	568,189	(1)	4.1%	$29.30
2014	93		1,175,374		8.6%	$29.20
2015	75		1,385,596		10.1%	$32.75
2016	57		1,342,621		9.8%	$30.20
2017	63		1,573,451		11.5%	$30.58
2018	28		1,185,758		8.6%	$39.80
2019	22		680,031		5.0%	$32.85
2020	16		762,229		5.6%	$40.25
2021	20		799,802		5.8%	$37.12
2022	15		551,214		4.0%	$29.43
Thereafter	26		2,278,602		16.6%	$39.96

(1)
Excludes 14 month-to-month leases for approximately 53,946 RSF.

        Our revenues are derived primarily from rental payments and reimbursement of operating expenses under our leases. If a tenant experiences a downturn in its business or other types of financial distress, it may be unable to make timely payments under its lease. Also, if tenants decide not to renew their leases or terminate early, we may not be able to re-lease the space. Even if tenants decide to renew or lease space, the terms of renewals or new leases, including the cost of any tenant improvements, concessions and lease commissions, may be less favorable to us than current lease terms. Consequently, we could lose the cash flow from the affected properties, which could negatively impact our business. We may have to divert cash flow generated by other properties to meet our mortgage payments, if any, or to pay other expenses related to owning the affected properties.

Non-GAAP Measures

FFO

        GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of NAREIT established the measurement tool of FFO. Since its introduction, FFO has become a widely used non-GAAP financial measure among equity REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that FFO, as adjusted, is also helpful because it allows investors to compare our performance to the performance of other real estate companies between periods, and on a consistent basis, without having to account for differences caused by investment and disposition decisions, financing decisions, terms of securities, capital structures, and capital market transactions. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its NAREIT White Paper. The NAREIT White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable real estate and land parcels and impairments of depreciable real estate (excluding land parcels), plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Impairments of real estate relate to decreases in the estimated fair value of real estate due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period. Impairments of real estate represent the non-cash write-down of assets when fair value over the recoverability period is less than the carrying value. Our calculation of FFO may differ from those methodologies utilized by other equity REITs for similar performance measurements, and, accordingly, may not be comparable to those of other equity REITs. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including funds available to make distributions.

AFFO

        AFFO is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute AFFO by adding to or deducting from FFO, as adjusted: (1) non-revenue-enhancing capital expenditures, tenant improvements, and leasing commissions (excludes development and redevelopment expenditures); (2) effects of straight-line rent and straight-line rent on ground leases; (3) capitalized income from development projects; (4) amortization of acquired above and below market leases, loan fees, and debt premiums/discounts; (5) non-cash compensation expense; and (6) allocation of AFFO attributable to unvested restricted stock awards.

        We believe that AFFO is a useful supplemental performance measure because it further adjusts to: (1) deduct certain expenditures that, although capitalized and classified in depreciation expense, do not enhance the revenue or cash flows of our properties; (2) eliminate the effect of straight-lining our rental income and capitalizing income from development projects in order to reflect the actual amount of contractual rents due in the period presented; and (3) eliminate the effect of non-cash items that are not indicative of our core operations and do not actually reduce the amount of cash generated by our operations. We believe that eliminating the effect of non-cash charges related to share-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside our control), and the assumptions and the variety of award types that a company can use. We believe that AFFO provides useful information by excluding certain items that are not representative of our core operating results because such items are dependent upon historical costs or subject to judgmental valuation inputs and the timing of our decisions.

        AFFO is not intended to represent cash flow for the period, and is intended only to provide an additional measure of performance. We believe that net income attributable to Alexandria Real Estate Equities, Inc.'s common stockholders is the most directly comparable GAAP financial measure to AFFO. We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs. However, other equity REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs. AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

        The following table presents a reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.'s common stockholders—basic, the most directly comparable financial measure calculated and presented in accordance with GAAP, to FFO attributable to Alexandria Real Estate Equities, Inc.'s common stockholders—basic, FFO attributable to Alexandria Real Estate Equities, Inc.'s common stockholders—diluted, as adjusted, and AFFO attributable to Alexandria Real Estate Equities, Inc.'s common stockholders—diluted, for the periods below (in thousands):

	Three Months Ended March 31,
	2013	2012
Net income attributable to Alexandria Real Estate Equities, Inc.'s common stockholders—basic	$22,442	$18,368
Depreciation and amortization	46,995	43,405
Loss on sale of real estate	340	—
Impairment of real estate	—	—
Gain on sale of land parcel	—	(1,864)
Amount attributable to noncontrolling interests/unvested restricted stock awards:
Net income	1,324	946
FFO	(1,064)	(1,156)

FFO attributable to Alexandria Real Estate Equities, Inc.'s common stockholders—basic	70,037	59,699
Assumed conversion of 8.00% Unsecured Senior Convertible Notes	5	5

FFO attributable to Alexandria Real Estate Equities, Inc.'s common stockholders—diluted	70,042	59,704
Realized gain on equity investment primarily related to one non-tenant life science entity	—	—
Impairment of land parcel	—	—
Loss on early extinguishment of debt	—	623
Preferred stock redemption charge	—	5,978
Allocation to unvested restricted stock awards	—	(53)

FFO attributable to Alexandria Real Estate Equities, Inc.'s common stockholders—diluted, as adjusted	70,042	66,252
Non-revenue-enhancing capital expenditures:
Building improvements	(596)	(210)
Tenant improvements and leasing commissions	(882)	(2,019)
Straight-line rent	(6,198)	(8,796)
Straight-line rent on ground leases	538	1,406
Capitalized income from development projects	22	478
Amortization of acquired above and below market leases	(830)	(800)
Amortization of loan fees	2,386	2,643
Amortization of debt premiums/discounts	115	179
Stock compensation	3,349	3,293
Allocation to unvested restricted stock awards	19	31

AFFO attributable to Alexandria Real Estate Equities, Inc.'s common stockholders—diluted	$67,965	$62,457

        The following table presents a reconciliation of net income per share attributable to Alexandria Real Estate Equities, Inc.'s common stockholders—basic, the most directly comparable financial measure calculated and presented in accordance with GAAP, to FFO per share attributable to Alexandria Real Estate Equities, Inc.'s common stockholders—basic, FFO per share attributable to Alexandria Real Estate Equities, Inc.'s common stockholders—diluted, as adjusted, and AFFO per share attributable to Alexandria Real Estate Equities, Inc.'s common stockholders—diluted, for the periods below:

	Three Months Ended March 31,
	2013	2012
Net income attributable to Alexandria Real Estate Equities, Inc.'s common stockholders—basic	$0.36	$0.30
Depreciation and amortization	0.74	0.70
Loss on sale of real estate	—	—
Impairment of real estate	0.01	—
Gain on sale of land parcel	—	(0.03)
Amount attributable to noncontrolling interests/unvested restricted stock awards:
Net income	0.02	0.02
FFO	(0.02)	(0.02)

FFO attributable to Alexandria Real Estate Equities, Inc.'s common stockholders—basic	1.11	0.97
Assumed conversion of 8.00% Unsecured Senior Convertible Notes	—	—

FFO attributable to Alexandria Real Estate Equities, Inc.'s common stockholders—diluted	1.11	0.97
Realized gain on equity investment primarily related to one non-tenant life science entity	—	—
Impairment of land parcel	—	—
Loss on early extinguishment of debt	—	0.01
Preferred stock redemption charge	—	0.10

FFO attributable to Alexandria Real Estate Equities, Inc.'s common stockholders—diluted, as adjusted	1.11	1.08
Non-revenue-enhancing capital expenditures:
Building improvements	(0.01)	—
Tenant improvements and leasing commissions	(0.01)	(0.03)
Straight-line rent	(0.10)	(0.14)
Straight-line rent on ground leases	0.01	0.02
Capitalized income from development projects	—	0.01
Amortization of acquired above and below market leases	(0.01)	(0.01)
Amortization of loan fees	0.04	0.04
Amortization of debt premiums/discounts	—	—
Stock compensation	0.05	0.05

AFFO attributable to Alexandria Real Estate Equities, Inc.'s common stockholders—diluted	$1.08	$1.02

NOI

        NOI is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, plus loss (gain) on early extinguishment of debt, impairment of land parcel, depreciation and amortization, interest expense, and general and administrative expense. We believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets. NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

        Further, we believe NOI is useful to investors as a performance measure, because when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations. NOI excludes certain components from income from continuing operations in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. Real estate impairments have been excluded in deriving NOI because we do not consider impairment losses to be property-level operating expenses. Real estate impairment losses relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our real estate impairments represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions and the deterioration in market conditions that adversely impact underlying real estate values. Our calculation of NOI also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to the timing of corporate strategy. Property operating expenses that are included in determining NOI consist of costs that are related to our operating properties, such as utilities; repairs and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management. NOI presented by us may not be comparable to NOI reported by other equity REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with income from continuing operations as presented in our condensed consolidated statements of income. NOI should not be considered as an alternative to income from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure of liquidity or a measure of our ability to make distributions.

        The following table is a reconciliation of NOI from continuing operations to income from continuing operations and NOI from discontinued operations to income from discontinued operations, the most directly comparable financial measure calculated and presented in accordance with GAAP (in thousands):

	Three Months Ended March 31,
	2013	2012
Continuing operations
Total revenues	$150,380	$135,711
Rental operations	45,224	40,453

Net operating income	105,156	95,258

Operating margins	70%	70%
General and administrative	11,648	10,357
Interest	18,020	16,226
Depreciation and amortization	46,065	41,786
Loss on early extinguishment of debt	—	623

Income from continuing operations	$29,423	$26,266

Discontinued operations
Total revenues	$3,496	$9,308
Rental operations	1,412	3,043

Net operating income(1)	2,084	6,265

Operating margins	60%	67%
Interest	—	1
Depreciation and amortization	930	1,619
Loss on sale of real estate	340	—

Income from discontinued operations, net	$814	$4,645

(1)
Net operating income from discontinued operations for the three months ended March 31, 2013, is comprised of $0.2 million for the three assets classified as "held for sale" as of March 31, 2013, and $1.9 million for the 6 assets sold during the three months ended March 31, 2013. Net operating income from discontinued operations for the three months ended March 31, 2012, is comprised of $0.3 million for the three assets classified as "held for sale" as of March 31, 2013, and $6.0 million for the 12 assets sold since January 1, 2012.

Same Property NOI

        As a result of changes within our total property portfolio, the financial data presented in the table in "Comparison of the Three Months Ended March 31, 2013, to the Three Months Ended March 31, 2012" shows significant changes in revenue and expenses from period to period. In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties that were fully operating for the entire periods presented (herein referred to as "Same Properties") separate from properties acquired subsequent to the first period presented, properties undergoing active development and active redevelopment, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results (herein referred to as "Non-Same Properties"). Additionally, rental revenues from lease termination fees, if any, are excluded from the results of operations of the Same Properties.

        The following table reconciles same properties to total properties for the three months ended March 31, 2013:

	Number of Properties		Number of Properties		Number of Properties
Development—active		Development—deliveries since January 1, 2012		Development/Redevelopment—Asia	7(1)
225 Binney Street	1	259 East Grand Avenue	1
269 East Grand Avenue	1	400/450 East Jamie Court	2	Properties acquired since
409/499 Illinois Street	2	4755 Nexus Center Drive	1	January 1, 2012
430 East 29th Street	1	5200 Illumina Way	1	6 Davis Drive	1
75/125 Binney Street	1	Canada	—(2)

	6		5
Redevelopment—active		Redevelopment—deliveries since January 1, 2012		Properties held for sale	3
1551 Eastlake Avenue	1	10300 Campus Point Drive	1	Total properties excluded from
1616 Eastlake Avenue	1	11119 North Torrey Pines Road	1	Same Properties	38
285 Bear Hill Road	1	20 Walkup Drive	1	Same Properties	135
343 Oyster Point Boulevard	1	3530/3550 John Hopkins Court	2	Total properties as of March 31,
400 Technology Square	1	620 Professional Drive	1	2013	173
4757 Nexus Center Drive	1	6275 Nancy Ridge Drive	1
9800 Medical Center Drive	3		7

	9

(1)
Property count includes one development delivery, one property acquired since January 1, 2012, and five active development and redevelopment properties.
(2)
Represents two buildings included in our property listing as one property. One of the two buildings represents the ground-up development completed during the year ended December 31, 2012.

        The following table presents a comparison of the components of NOI for our Same Properties and Non-Same Properties for the three months ended March 31, 2013, compared to the three months ended March 31, 2012, and a reconciliation of NOI to income from continuing operations, the most directly comparable financial measure (dollars in thousands):

	Three Months Ended March 31,
	2013	2012	$ Change	% Change
Revenues:
Rental—Same Properties	$91,960	$91,109	$851	1%
Rental—Non-Same Properties	19,816	10,092	9,724	96

Total rental	111,776	101,201	10,575	11
Tenant recoveries—Same Properties	30,297	28,828	1,469	5
Tenant recoveries—Non-Same Properties	5,314	3,054	2,260	74

Total tenant recoveries	35,611	31,882	3,729	12
Other income—Same Properties	120	59	61	103
Other income—Non-Same Properties	2,873	2,569	304	12

Total other income	2,993	2,628	365	14
Total revenues—Same Properties	122,377	119,996	2,381	2
Total revenues—Non-Same Properties	28,003	15,715	12,288	78

Total revenues	150,380	135,711	14,669	11
Expenses:
Rental operations—Same Properties	35,824	33,748	2,076	6
Rental operations—Non-Same Properties	9,400	6,705	2,695	40

Total rental operations	45,224	40,453	4,771	12
Net operating income:
Net operating income—Same Properties	86,553	86,248	305	—
Net operating income—Non-Same Properties	18,603	9,010	9,593	107

Total net operating income	105,156	95,258	9,898	10
Other expenses:
General and administrative	11,648	10,357	1,291	13
Interest	18,020	16,226	1,794	11
Depreciation and amortization	46,065	41,786	4,279	10
Loss on early extinguishment of debt	—	623	(623)	(100)

Total other expenses	75,733	68,992	6,741	10

Income from continuing operations	$29,423	$26,266	$3,157	12%

USE OF PROCEEDS

        We expect to receive approximately $465.7 million in net proceeds from the sale of the shares of our common stock in this offering, or approximately $535.5 million if the underwriters exercise their option to purchase up to 990,000 additional shares of common stock in full, after payment by us of our expenses related to this offering and underwriting discounts and commissions. We intend to initially use the net proceeds from this offering to reduce the outstanding balance on our unsecured senior line of credit. We may then borrow from time to time under our unsecured senior line of credit to fund the selective development or redevelopment of life science properties, to fund property acquisitions, to repay other debt, or for general working capital and other corporate purposes. As of March 31, 2013, we had approximately $0.9 billion available under our unsecured senior line of credit with a weighted average interest rate of approximately 1.40%. Our unsecured senior line of credit matures in April 2017, provided that we exercise our sole right to extend the maturity twice by an additional six months after each exercise. Affiliates of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBS Securities Inc., Scotia Capital (USA) Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BNY Mellon Capital Markets, LLC, Capital One Southcoast, Inc., Credit Agricole Securities (USA) LLC, Credit Suisse Securities (USA) LLC, Mitsubishi UFJ Securities (USA), Inc., SMBC Nikko Capital Markets Limited and SunTrust Robinson Humphrey, Inc. are lenders under our unsecured senior line of credit. Affiliates of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., BB&T Capital Markets, a division of BB&T Securities, LLC., Credit Suisse Securities (USA) LLC and Mitsubishi UFJ Securities (USA), Inc. are lenders under our $600 million unsecured term loan. In addition, affiliates of each of Citigroup Global Markets Inc., Scotia Capital (USA) Inc., RBS Securities Inc., BNY Mellon Capital Markets, LLC, Capital One Southcoast, Inc., Mitsubishi UFJ Securities (USA), Inc., SMBC Nikko Capital Markets Limited and SunTrust Robinson Humphrey, Inc. are lenders under our $750 million unsecured term loan. See "Underwriting (Conflicts of Interest)."

 CAPITALIZATION

        The following table sets forth our capitalization as of March 31, 2013:

  •
  on an actual basis; and

  •
  on an adjusted basis giving effect to (i) the sale of 6,600,000 shares of our common stock in this offering at $73.50 per share and (ii) our use of the net proceeds, as described herein under the caption "Use of Proceeds." It does not include up to an additional 990,000 shares of our common stock that may be sold pursuant to the underwriters' option to purchase additional shares.

        The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, the financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, which are incorporated by reference into this prospectus supplement.

	As of March 31, 2013
(Dollars in thousands, except per share amounts)	Actual	As Adjusted
Debt:
Secured notes payable	$730,714	$730,714
Unsecured senior notes payable	549,816	549,816
Unsecured senior line of credit	554,000	88,319
Unsecured senior bank term loans(1)	1,350,000	1,350,000
Alexandria Real Estate Equities, Inc.'s stockholders' equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized:
10,000,000 shares of 7.00% Series D Cumulative Convertible Preferred Stock authorized, issued and outstanding on a historical and pro forma basis; $25.00 liquidation value	250,000	250,000
5,200,000 shares of 6.45% Series E Cumulative Redeemable Preferred Stock authorized, issued and outstanding on a historical and pro forma basis; $25.00 liquidation value	130,000	130,000
Common stock, $0.01 par value per share; 100,000,000 shares authorized; 63,317,296 and 69,917,296 shares issued and outstanding on an historical and pro forma basis(2)	633	699
Excess stock, $0.01 par value per share; 200,000,000 shares authorized; 0 shares issued and outstanding on an historical and pro forma basis	—	—
Additional paid-in capital	3,075,860	3,541,475
Accumulated other comprehensive loss(3)	(22,890)	(22,890)

Total capitalization	$6,618,133	$6,618,133

(1)
Composed of our 2016 unsecured senior bank term loan and our 2017 unsecured senior bank term loan.

(2)
The information presented does not include 742,054 shares of our common stock that we have reserved for issuance under our Amended and Restated 1997 Stock Award and Incentive Plan.

(3)
Accumulated other comprehensive loss consists of $1,517 of unrealized gains on marketable securities, $16,486 of unrealized losses on interest rate swap agreements, and $7,921 of unrealized foreign currency translation losses.

 FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion of federal income tax considerations supplements, and should be read together with, the discussion under the heading "Federal Income Tax Considerations" in our accompanying prospectus dated June 4, 2012.

Tax Rates

        In our prospectus dated June 4, 2012, we noted that, without future congressional action, in 2013: (i) the maximum tax rate for noncorporate taxpayers on long-term capital gains will increase from 15% to 20%; (ii) the maximum tax rate on ordinary dividends to noncorporate taxpayers, whether or not such dividends were "qualified dividends" under current law, will increase to 39.6%; and (iii) the back-up withholding rate will increase from 28% to 31%. Signed into law January 2, 2013, the American Taxpayer Relief Act of 2012: (i) provided the maximum rate on long-term capital gains did, in fact, increase from 15% to 20%; (ii) preserved the treatment of "qualified dividends," such that ordinary dividends received by our domestic stockholders and attributable to dividends received by us from non-REIT corporations or to income upon which we have paid corporate income tax (e.g., to the extent we distribute less than 100% of our taxable income) generally will be subject to a maximum tax rate of 20%; and (iii) preserved a 28% back-up withholding rate.

Foreign Account Tax Compliance Act

        In our prospectus dated June 4, 2012, we noted the IRS and Treasury Department had issued proposed Treasury regulations implementing the Foreign Account Tax Compliance Act ("FATCA"). The IRS and Treasury Department have now issued final Treasury regulations implementing FATCA. Among other things, the final regulations now defer application of FATCA's withholding requirements to payments of income items generally until January 1, 2014 and payments of gross proceeds generally until January 1, 2017. In addition, such regulations exclude from FATCA payments pursuant to debt obligations outstanding as of January 1, 2014.

UNDERWRITING (CONFLICTS OF INTEREST)

        Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,584,000
Citigroup Global Markets Inc.	1,122,000
J.P. Morgan Securities LLC	1,122,000
RBS Securities Inc	396,000
Scotia Capital (USA) Inc	396,000
Robert W. Baird & Co. Incorporated	198,000
BB&T Capital Markets, a division of BB&T Securities, LLC	198,000
BNY Mellon Capital Markets, LLC	198,000
Capital One Southcoast, Inc	198,000
Credit Agricole Securities (USA) Inc	198,000
Credit Suisse Securities (USA) LLC	198,000
Evercore Group L.L.C	198,000
Mitsubishi UFJ Securities (USA), Inc.	198,000
SMBC Nikko Capital Markets Limited	198,000
SunTrust Robinson Humphrey, Inc	198,000

Total	6,600,000

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $1.76 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

        The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$73.50	$485,100,000	$557,865,000
Underwriting discount	$2.94	$19,404,000	$22,314,600
Proceeds, before expenses, to us	$70.56	$465,696,000	$535,550,400

        The expenses of the offering, not including the underwriting discount, are estimated at $500,000 and are payable by us. The underwriters have agreed to reimburse us for certain expenses incurred in connection with the offering.

Option to Purchase Additional Shares

        We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 990,000 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

        We have agreed that, except pursuant to the underwriting agreement, for a 30-day period after the date of this prospectus supplement, we will not, without the prior written consent of the representatives, offer, sell, contract to sell, or otherwise dispose of any common stock, other than (1) pursuant to employee stock option plans existing on the date of the underwriting agreement, (2) upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of the underwriting agreement, or (3) in connection with acquisitions of assets or businesses in which common stock is issued as consideration.

New York Stock Exchange Listing

        The shares are listed on the New York Stock Exchange under the symbol "ARE."

Price Stabilization, Short Positions

        Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

        In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. "Naked" short sales are sales in excess of the option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

        In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC may facilitate Internet distribution for this offering to certain of its respective Internet subscription customers. Each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC may allocate a limited number of shares for sale to its respective online brokerage customers. An electronic prospectus is available on the Internet web sites maintained by each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC. Other than the prospectus in electronic format, the information on each of the Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC web sites are not part of this prospectus.

Conflicts of Interest

        Affiliates of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBS Securities Inc., Scotia Capital (USA) Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BNY Mellon Capital Markets, LLC, Capital One Southcoast, Inc., Credit Agricole Securities (USA) LLC, Credit Suisse Securities (USA) LLC, Mitsubishi UFJ Securities (USA), Inc., SMBC Nikko Capital Markets Limited and SunTrust Robinson Humphrey, Inc. are lenders under our unsecured senior line of credit. The net proceeds from this offering will initially be used to reduce the outstanding balance of our unsecured senior line of credit. See "Use of Proceeds." As a result, the representatives have advised us that more than 5% of the net proceeds will be used to repay indebtedness under our unsecured line of credit to banking affiliates of the underwriters. An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is the Administrative Agent, Swing Line Lender and L/C Issuer for our unsecured senior line of credit. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and J.P. Morgan Securities LLC are Joint Lead Arrangers and Joint Bookrunners for our unsecured senior line of credit. In addition, affiliates of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are Co-Syndication Agents for our unsecured line of credit. In addition, affiliates of each of RBS Securities Inc., Scotia Capital (USA) Inc. and Credit Agricole Securities (USA) Inc. are Co-Documentation Agents for our unsecured senior line of credit. As of March 31, 2013, we had approximately $0.9 billion available under our $1.5 billion unsecured senior line of credit.

Other Relationships

        Affiliates of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBS Securities Inc., Scotia Capital (USA) Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BNY Mellon Capital Markets, LLC, Capital One Southcoast, Inc., Credit Agricole Securities (USA) LLC, Credit Suisse Securities (USA) LLC, Mitsubishi UFJ Securities (USA), Inc., SMBC Nikko Capital Markets Limited and SunTrust Robinson Humphrey, Inc. are lenders under our unsecured senior line of credit. Affiliates of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., BB&T Capital Markets, a division of BB&T Securities, LLC., Credit Suisse Securities (USA) LLC and Mitsubishi UFJ Securities (USA), Inc. are lenders under our $600 million unsecured term loan. In addition, affiliates of each of Citigroup Global Markets Inc., Scotia Capital (USA) Inc., RBS Securities Inc., BNY Mellon Capital Markets, LLC, Capital One Southcoast, Inc., Mitsubishi UFJ Securities (USA), Inc., SMBC Nikko Capital Markets Limited and SunTrust Robinson Humphrey, Inc. are lenders under our $750 million unsecured term loan. An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is the Administrative Agent, Swing Line Lender and L/C Issuer for our unsecured senior line of credit and the Administrative Agent for our $600 million unsecured term loan. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and J.P. Morgan Securities LLC are Joint Lead Arrangers and Joint Bookrunners for our unsecured senior line of credit and our $600 million unsecured term loan. Affiliates of each of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are Co-Syndication Agents for our unsecured line of credit and $600 million unsecured term loan. In addition, an affiliate of Scotia Capital (USA) Inc. is a Co-Documentation Agent for our $600 million unsecured term loan. An affiliate of Citigroup Global Markets Inc. is the Administrative Agent and a lender under our $750 million unsecured term loan. Citigroup Global Markets Inc. and RBS Securities Inc. are Joint Lead Arrangers and Joint Book Running Managers for our $750 million unsecured term loan. In addition, an affiliate of RBS Securities Inc. is a Co-Syndication Agent, and an affiliate of Scotia Capital (USA) Inc. is a Co-Documentation Agent, for our $750 million unsecured term loan. The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, financial advisory and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), no offer of shares may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive, including:

  (a)
  (in the case of Relevant Member States that have not implemented the 2010 PD Amending Directive), legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities, or any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; and

  (b)
  (in the case of Relevant Member States that have implemented the 2010 PD Amending Directive), persons or entities that are described in points (1) to (4) of Section I of Annex II to Directive 2004/39/EC, and those who are treated on request as professional clients in accordance with Annex II to Directive 2004/39/EC, or recognized as eligible counterparties in accordance with Article 24 of Directive 2004/39/EC unless they have requested that they be treated as non-professional clients; or

  B.
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of each of the representatives; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" as defined in the Prospectus Directive, or in circumstances in which the prior consent of each of the representatives has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

        The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

        This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

 LEGAL MATTERS

        Certain legal matters relating to this offering will be passed upon for us by Morrison & Foerster LLP, Los Angeles, California, and certain matters with respect to Maryland law, including the validity of the shares of the common stock offered hereby, will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain legal matters relating to this offering will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York. Morrison & Foerster LLP and Clifford Chance US LLP will rely upon the opinion of Venable LLP as to all matters with respect to Maryland law.

EXPERTS

        The consolidated financial statements and schedule of Alexandria Real Estate Equities, Inc. and subsidiaries appearing in Alexandria Real Estate Equities, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2012, and effectiveness of Alexandria Real Estate Equities, Inc. and subsidiaries' internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Alexandria Real Estate Equities, Inc.

Common Stock	Rights
Preferred Stock	Warrants
Debt Securities

Alexandria Real Estate Equities, L.P.

Guarantees of Debt Securities

        We may issue Alexandria Real Estate Equities, Inc.'s shares of common stock, shares of preferred stock, rights, warrants or debt securities, and we or any selling security holders may offer and sell these securities from time to time in one or more offerings. Alexandria Real Estate Equities, L.P. may guarantee any debt securities that we issue under this prospectus.

        Each time that we or any selling security holders sell securities under this prospectus, we will provide a prospectus supplement or other offering material that will contain specific information about the terms of that offering. The prospectus supplement or other offering material may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or other offering material, you should rely on the information in the prospectus supplement or such other offering material.

        We or any selling security holders may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements or other offering material. We also may sell securities directly to investors. We will not receive any proceeds from the sale of common stock, preferred stock, rights, warrants or debt securities sold by any selling security holder. Alexandria Real Estate Equities, L.P. will not receive any proceeds from issuing guarantees of any debt securities.

        Our common stock is traded on the New York Stock Exchange under the symbol "ARE." Our 6.45% Series E cumulative redeemable preferred stock is traded on the New York Stock Exchange under the symbol "ARE PrE."

        Investing in our securities involves risks. See "Risk Factors" on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is June 4, 2012.

i

ABOUT THIS PROSPECTUS

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "we," "us," "our," "our company" or "the company" refer to Alexandria Real Estate Equities, Inc., a Maryland corporation, together with its consolidated subsidiaries, including Alexandria Real Estate Equities, Inc., L.P., a Delaware limited partnership.

        This prospectus is part of a "shelf" registration statement that we have filed with the United States Securities and Exchange Commission (the "SEC"). By using a shelf registration statement, we or any selling security holders may sell the common stock, preferred stock, rights, warrants or debt securities and the related guarantees described in this prospectus, any prospectus supplement or any other offering material:

  •
  from time to time and in one or more offerings;

  •
  in one or more series; and

  •
  in any combination thereof.

        If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had with us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder's account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

        Neither this prospectus nor any accompanying prospectus supplement contains all of the information included in the registration statement, as permitted by the rules and regulations of the SEC. To understand fully the terms of the securities we or any selling security holders are offering with this prospectus, you should carefully read this entire prospectus, the applicable prospectus supplement and any other offering material, as well as the documents we have incorporated by reference. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and therefore file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering material about the provisions or contents of any agreement or other document are only summaries. If SEC rules or regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the date on the front of each document.

        YOU SHOULD CAREFULLY READ THIS PROSPECTUS, THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY APPLICABLE OTHER OFFERING MATERIAL, AS WELL AS THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE AS DESCRIBED UNDER THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION." WE ARE NOT MAKING AN OFFER OF THE SECURITIES OFFERED HEREBY IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

        THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR OTHER OFFERING MATERIAL.

        You should rely only on the information contained in this prospectus, the applicable prospectus supplement and/or other offering materials, and the documents we have incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this prospectus, the applicable prospectus supplement, our other offering materials or the documents we have incorporated by reference is accurate as of any date other than the date of the respective document.

ii

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable accompanying prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section below entitled "Forward-Looking Statements."

WHERE YOU CAN FIND MORE INFORMATION

Where Documents are Filed; Copies of Documents

        We are subject to the informational requirements of the Exchange Act in accordance with which we file reports, proxy statements and other information with the SEC. This registration statement, the exhibits and schedules forming a part thereof, and the reports, proxy statements and other information we have filed with the SEC can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Such material also may be accessed by visiting the following internet website maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC: http://www.sec.gov. In addition, our common stock and 6.45% Series E cumulative redeemable preferred stock are listed on the New York Stock Exchange, and similar information regarding us and the information we provide to the exchange may be inspected and copied at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        You may also access further information about us by visiting our website at www.are.com. Please note that the information and materials found on our website, except for our SEC filings expressly described below, are not part of this prospectus and are not incorporated by reference into this prospectus.

Incorporation of Documents by Reference

        We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement. As allowed by the SEC, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Instead, the SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose particular important information to you without actually including such information in this prospectus by simply referring you to another document that we filed separately with the SEC.

        The information we incorporate by reference is an important part of this prospectus and should be carefully read in conjunction with this prospectus and any prospectus supplement. Information that we file with the SEC after the date of this prospectus will automatically update and may supersede some of the information in this prospectus as well as information we previously filed with the SEC and that was incorporated by reference into this prospectus.

        The following documents are incorporated by reference into this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on February 21, 2012;

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  our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 27, 2012 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2011);

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, as filed with the SEC on May 4, 2012;

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  our Current Reports on Form 8-K, as filed with the SEC on February 22, 2012, February 27, 2012, February 29, 2012, March 8, 2012, March 14, 2012, April 24, 2012, April 27, 2012, and May 22, 2012.

  •
  the description of our 6.45% Series E cumulative redeemable preferred stock contained in the Registration Statement on Form 8-A filed on March 12, 2012, including any amendments or reports filed for the purpose of updating such description;

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  the description of our common stock contained in the Registration Statement on Form 8-A filed on May 14, 1997, including any amendments or reports filed for the purpose of updating such description; and

  •
  all reports or documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those that we "furnish" pursuant to Item 2.02 or 7.01 of Form 8-K or other information "furnished" to the SEC) after the date of this prospectus and prior to the termination of the offering of securities described in this prospectus.

        If information in any of these incorporated documents conflicts with information in this prospectus, prospectus supplement or any other offering materials, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.

        You may request from us at no cost a copy of any document we incorporate by reference, excluding all exhibits to such incorporated documents (unless we have specifically incorporated by reference such exhibits either in this prospectus or in the incorporated document), by making such a request in writing or by telephone to the following address:

Alexandria Real Estate Equities, Inc.
385 East Colorado Boulevard, Suite 299
Pasadena, California 91101
Attention: Investor Relations
(626) 578-0777

        Except as provided above, no other information (including information on our website) is incorporated by reference into this prospectus.

 THE COMPANY

        Alexandria Real Estate Equities, Inc. is a Maryland corporation formed in October 1994 that has elected to be taxed as a real estate investment trust ("REIT") for federal income tax purposes. We are the largest owner, preeminent REIT and leading life science real estate company, focused principally on science-driven cluster development through the ownership, operation, management, selective acquisition, development, and redevelopment of properties containing life science laboratory space. We are the leading provider of high-quality, environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry. Client tenants include leading multinational pharmaceutical companies, academic and medical institutions, public and private biotechnology entities, U.S. government research agencies, medical device companies, clean technology companies, venture capitalists, and life science product and service companies. Our primary business objective is to maximize stockholder value by providing our stockholders with the greatest possible total return based on a multifaceted platform of internal and external growth. Our operating platform is based on the principle of "clustering," with assets and operations located adjacent to life science entities driving growth and technological advances within each cluster.

        Alexandria Real Estate Equities, L.P. is a Delaware limited partnership of which our wholly owned subsidiary, ARE-QRS Corp., is the sole general partner. Alexandria Real Estate Equities, Inc. and ARE-QRS Corp. together hold all of the limited partnership interests in Alexandria Real Estate Equities, L.P. We directly or indirectly hold a majority of our interests in our properties and land, and conduct most of our operations, through Alexandria Real Estate Equities, L.P. and its subsidiaries.

        For additional information regarding our business, we refer you to our filings with the SEC incorporated by reference in this prospectus. See "Where You Can Find More Information."

        Our principal executive offices are located at 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101 and our telephone number is (626) 578-0777.

SECURITIES THAT MAY BE OFFERED

        We or any selling security holder may offer and sell from time to time, at prices determined by negotiation, "at-the-market" or otherwise, as described by the applicable prospectus or other offering material, in one or more offerings, the following securities:

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  common stock;

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  preferred stock;

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  rights;

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  warrants; and/or

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  debt securities and related guarantees, if any.

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement or other offering material, summarize all the material terms and provisions of the various types of securities that we or any selling security holder may offer under this prospectus. The particular terms of the securities offered by this prospectus will be described in a prospectus supplement or other offering material.

        This prospectus contains a summary of the material general terms of the various securities that we or any selling security holder may offer. The specific terms of the securities will be described in a prospectus supplement or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. The summaries contained in this prospectus and in any prospectus supplements or other offering material may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See "Where You Can Find More Information" to find out how you can obtain a copy of those documents.

        The terms of any offering of securities, the initial offering price of any such offering and the net proceeds to us, will be contained in the prospectus supplement or other offering material relating to that offering.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities to reduce the outstanding balance on our unsecured line of credit or other borrowings or for general corporate purposes. If initially used to pay down our unsecured line of credit, we may then borrow from time to time under our unsecured line of credit to fund potential future acquisitions, to repay debt, or for general working capital and other corporate purposes, including the selective development or redevelopment of existing or new life science properties.

        We will not receive any of the proceeds from the sale of the securities to which this prospectus relates that are offered by any selling security holders.

 CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth the consolidated ratios of earnings to fixed charges and the consolidated ratios of earnings to combined fixed charges and preferred stock dividends for the periods shown. The ratios of earnings to fixed charges were computed by dividing our earnings by our fixed charges. For this purpose, earnings consist of income from continuing operations before noncontrolling interests and interest expense less noncontrolling interests in income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest incurred (including amortization of deferred financing costs and capitalized interest). In computing the consolidated ratios of earnings to combined fixed charges and preferred stock dividends, preferred stock dividends consist of dividends on our 8.375% Series C cumulative redeemable preferred stock and our 7.00% Series D cumulative convertible preferred stock. On June 29, 2004, we issued 5,185,000 shares of our 8.375% Series C cumulative redeemable preferred stock. We redeemed all of the outstanding shares of our 8.375% Series C cumulative redeemable preferred stock on April 13, 2012. On March 26, 2008 and April 2, 2008, we issued 8,800,000 shares and 1,200,000 shares, respectively of our 7.00% Series D cumulative convertible preferred stock. On March 15, 2012, we issued 5,200,000 shares of our 6.45% Series E cumulative redeemable preferred stock, which is not reflected in the following ratios.

	Three Months Ended March 31, 2012		Year Ended December 31,
			2011	2010	2009	2008	2007
Consolidated Ratio of Earnings to Fixed Charges	1.56	(a)	1.64	1.56	1.46	1.22	1.18
Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	1.09	(a)	1.33	1.28	1.22	1.05	1.07

(a)
Ratios for the three months ended March 31, 2012, include the effect of losses on early extinguishment of debt aggregating $0.6 million and a preferred stock redemption charge of $6.0 million. Excluding the impact of losses on early extinguishment of debt and the preferred stock redemption charge, the consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the three months ended March 31, 2012, were 1.58, and 1.28, respectively.

DESCRIPTION OF STOCK

        The following summary of the terms of our stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, our charter and our bylaws.

General

        Our charter provides that we may issue up to

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  100,000,000 shares of common stock, $.01 par value per share ("common stock");

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  100,000,000 shares of preferred stock, $.01 par value per share ("preferred stock"); and

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  200,000,000 shares of excess stock, $.01 par value per share, or excess stock (as described below).

        Of our preferred stock,

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  1,610,000 shares are classified as 9.50% Series A cumulative redeemable preferred stock ("Series A preferred stock");

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  2,300,000 shares are classified as 9.10% Series B cumulative redeemable preferred stock ("Series B preferred stock");

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  5,750,000 shares are classified as 8.375% Series C cumulative redeemable preferred stock ("Series C preferred stock");

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  10,000,000 shares are classified as 7.00% Series D cumulative convertible preferred stock ("Series D preferred stock");

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  5,200,000 shares are classified as 6.45% Series E cumulative redeemable preferred stock ("Series E preferred stock"); and

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  500,000 shares are classified as Series A junior participating preferred stock ("Series A junior preferred stock").

        As of June 4, 2012 the following securities were issued and outstanding:

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  62,112,841 shares of our common stock;

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  no shares of our Series A preferred stock or Series A junior preferred stock;

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  no shares of our Series B preferred stock;

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  no shares of our Series C preferred stock;

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  10,000,000 shares of our Series D preferred stock; and

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  5,200,000 shares of our Series E preferred stock.

        All 1,543,500 previously issued and outstanding shares of our Series A preferred stock were redeemed as of July 7, 2004, all 2,300,000 previously issued and outstanding shares of our Series B preferred stock were redeemed as of March 20, 2007, and all 5,185,000 previously issued and outstanding shares of our Series C preferred stock were redeemed as of April 13, 2012.

        Under Maryland law, stockholders generally are not liable for a corporation's debts or obligations.

Common Stock

        Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock, holders of our common stock are entitled to receive dividends on such shares if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Our holders of common stock are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, each outstanding share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of our stock, the holders of such shares will possess the exclusive voting power. In uncontested elections of directors, the affirmative vote of a majority of the total votes cast "for" or "against," or withheld as to a director nominee is sufficient to elect such director nominee. In contested elections, a plurality of votes cast is required for the election of a director. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

        Holders of shares of our common stock generally have no preference, conversion, exchange, sinking fund or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock, shares of our common stock will each have equal distribution, liquidation and other rights.

        Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

        Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "ARE." Any additional shares of common stock we issue will also be listed on the New York Stock Exchange upon official notice of issuance.

Preferred Stock

        Our charter authorizes our board of directors, without the approval of our stockholders, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of preferred stock of any series. Prior to the issuance of shares of any series, our board of directors is required by the Maryland General Corporation Law and our charter to set, subject to the provisions of our charter regarding restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such series, all of which will be set forth in articles supplementary to our charter adopted for that purpose by our board of directors or a duly authorized special committee thereof. Using this authority, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common stock or for other reasons be desired by them.

        Upon issuance against full payment of the purchase price therefor, shares of preferred stock will be fully paid and nonassessable. The specific terms of a particular class or series of preferred stock to be offered pursuant to this prospectus will be described in the prospectus supplement or other offering material relating to that class or series, including a prospectus supplement or other offering material providing that preferred stock may be issuable upon the exercise of warrants or conversion of other securities issued by us. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement or other offering material do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

        Rank.    Unless otherwise specified in the applicable prospectus supplement or other offering material, our preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

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  senior to all classes or series of our common stock, and to all our equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up;

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  on a parity with all equity securities authorized or designated by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; and

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  junior to all our existing and future indebtedness and to any class or series of equity securities authorized or designated by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up.

        Conversion Right.    The terms and conditions, if any, upon which any shares of any class or series of our preferred stock are convertible into shares of our common stock will be set forth in the applicable prospectus supplement or other offering material relating thereto. Such terms will include:

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  the number of shares of our common stock into which the shares of our preferred stock are convertible;

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  the conversion price (or manner of calculation thereof);

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  the conversion period;

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  provisions as to whether conversion will be at the option of the holders of such class or series of our preferred stock or us;

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  the events requiring an adjustment of the conversion price; and

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  provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

        Series D Preferred Stock.    The dividends on our Series D preferred stock are cumulative and accrue from the date of original issuance. We pay dividends quarterly in arrears at an annual rate of $1.75 per share. Our Series D preferred stock has no stated maturity, is not subject to any sinking fund or mandatory redemption provisions and we are not allowed to redeem our Series D preferred stock, except to preserve our status as a REIT. Investors in our Series D preferred stock generally have no voting rights. On or after April 20, 2013, we may, at our option, cause some or all of our Series D preferred stock to be automatically converted if the closing sale price per share of our common stock equals or exceeds 150% of the then-applicable conversion price of the Series D preferred stock for at least 20 trading days in a period of 30 consecutive trading days ending on the trading day immediately prior to our issuance of a press release announcing the exercise of our conversion option. Holders of our Series D preferred stock, at their option, may, at any time and from time to time, convert some or all of their outstanding shares at an applicable conversion rate, which is subject to adjustments for certain events, including, but not limited to certain dividends on our common stock in excess of $0.78 per share per quarter and dividends on our common stock payable in shares of our common stock. As of December 31, 2011, the conversion rate for the Series D preferred stock was 0.2480 shares of our common stock per $25.00 liquidation preference, which was equivalent to a conversion price of approximately $100.81 per share of common stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

        We believe that the power of our board of directors to authorize us to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financing and acquisition transactions and in meeting other needs that may arise. The additional classes or series of our preferred stock, as well as our common stock, will be available for issuance without further action by our stockholders, unless further action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no present intention to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or for other reasons be desired by them.

Restrictions on Ownership and Transfer

        In order to qualify as a REIT under the Internal Revenue Code, not more than 50% of the value of our outstanding stock may be owned, directly or constructively, by five or fewer individuals or certain tax-exempt entities (as set forth in the Internal Revenue Code) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). Furthermore, shares of our outstanding stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.

        In order for us to maintain our qualification as a REIT, among other purposes, our charter provides for an ownership limit, which prohibits, with certain exceptions, direct or constructive ownership of shares of stock representing more than 9.8% of the combined total value of our outstanding shares of stock by any person, as defined in our charter.

        Our board of directors, in its sole discretion, may waive the ownership limit for any person. However, our board of directors may not grant such waiver if, after giving effect to such waiver, five individuals could beneficially own, in the aggregate, more than 49.9% of the value of our outstanding stock. As a condition to waiving the ownership limit, our board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine our status as a REIT. Notwithstanding the receipt of any such ruling or opinion, our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting a waiver.

        Our charter further prohibits any person from:

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  beneficially or constructively owning shares of our stock that would result in us being "closely held" under Section 856(h) of the Internal Revenue Code; and

  •
  transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons.

        Any transfer in violation of any of these restrictions is void ab initio. Any person who acquires or attempts to acquire beneficial or constructive ownership of shares of our stock in violation of the foregoing restrictions on ownership and transfer is required to give us notice immediately and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify, or to attempt to qualify, as a REIT.

        If any transfer of shares of our stock or other event occurs that would result in any person beneficially or constructively becoming the owner of shares of our stock in excess or in violation of the above ownership or transfer limitations, or becoming a prohibited owner, then that number of shares of our stock (rounded up to the nearest whole share) the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations shall be automatically exchanged for an equal number of shares of excess stock. Those shares of excess stock will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner will generally not acquire any rights in such shares. This automatic exchange will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of excess stock held in the trust will be issued and outstanding shares of our stock. The prohibited owner will not:

  •
  benefit economically from ownership of any shares of excess stock held in the trust;

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  have any rights to distributions thereon; or

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  possess any rights to vote or other rights attributable to the shares of excess stock held in the trust.

        The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to us upon demand, or, at our sole election, will be offset against any future dividends or distributions payable to the purported transferee or holder, and any dividend or distribution authorized but unpaid will be rescinded as void ab initio with respect to such shares of stock and promptly thereafter paid over to the trustee with respect to such shares of excess stock, as trustee of the trust for the exclusive benefit of the charitable beneficiary. The prohibited owner will have no voting rights with respect to shares of excess stock held in the trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee will have the authority (at the trustee's sole discretion) to:

  •
  rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trustee, and

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  recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

        Within 180 days after the date of the event that resulted in shares of our excess stock being transferred to the trust (or as soon as possible thereafter if the trustee did not learn of such event within such period), the trustee shall sell the shares of stock held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership and transfer limitations set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and those shares of excess stock will be automatically exchanged for an equal number of shares of the same class or series of stock that originally were exchanged for the excess stock.

        The trustee shall distribute to the prohibited owner, as appropriate:

  •
  the price paid by the prohibited owner for the shares;

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  if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g. , a gift, devise or other such transaction), the "market price" (as defined in our charter) of such shares on the day of the event causing the shares to be held in the trust; or

  •
  if the exchange for excess stock did not arise as a result of a purported transfer, the market price of such shares on the day of the other event causing the shares to be held in the trust.

        If such shares are sold by a prohibited owner, then to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee.

        All certificates representing shares of common stock and preferred stock will bear a legend referring to the restrictions described above.

        Every owner of more than 5% (or such lower percentage as may be required by our charter, the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, is required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner must provide us such additional information as we may reasonably request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT. In addition, each stockholder will be required upon demand to provide us such information as we may reasonably request in order to determine our status as a REIT, to comply with the requirements of any taxing authority or governmental authority or to determine such compliance, or to comply with the REIT provisions of the Internal Revenue Code.

        These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the holders of our common stock or might otherwise be desired by such holders.

DESCRIPTION OF RIGHTS

        We may issue rights to purchase our common stock, preferred stock or other offered security independently or together with any other offered security. Any rights that we may issue may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

        The applicable prospectus supplement or other offering material will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following to the extent applicable:

  •
  the number of rights issued or to be issued to each stockholder;

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  the exercise price payable for each share of common stock, preferred stock or other offered security upon the exercise of the rights;

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  the number and terms of the shares of common stock, preferred stock or other offered security which may be purchased per each right;

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  the extent to which the rights are transferable;

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  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

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  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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  if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of such rights; and

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  any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

        The description in the applicable prospectus supplement or other offering material of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase shares of our preferred stock, common stock or our debt securities. Warrants may be issued independently or together with any other securities offered by any prospectus supplement or other offering material and may be attached to or separate from such securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement or other offering material. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the warrants offered hereby.

        The applicable prospectus supplement or other offering material will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, terms and amount of securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such security;

  •
  the date, if any, on and after which the warrants and securities issuable upon exercise of the warrants will be separately transferable, including any limitations on ownership and transfer of the warrants that may be appropriate to preserve our status as a REIT;

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  the price or prices at which securities issuable upon exercise of the warrants may be purchased;

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  the date on which the right to exercise the warrants will commence and the date on which such right relating to the warrants expires;

  •
  the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures applicable to the warrants, if any;

  •
  a description of federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

 DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

        This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement, a pricing supplement or other offering materials. We will also indicate in the prospectus supplement or other offering materials whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. We may issue our debt securities under one or more indentures. Each indenture and the instruments evidencing the debt securities of each series will be in the form filed or incorporated by reference as an exhibit to the registration statement containing this prospectus, a post-effective amendment to the registration statement or a document incorporated by reference herein and, in each case, may be obtained as described below under "Where You Can Find More Information." The form of indenture is subject to any amendments or supplements that may be adopted from time to time.

        We will enter into each indenture with a trustee and the trustee for each indenture may be the same. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. Unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be issued under an indenture dated as of February 29, 2012 among us, Alexandria Real Estate, L.P., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, a copy of which has been incorporated by reference as an exhibit to the registration statement containing this prospectus. Because this description of debt securities is a summary, it does not contain all the information that may be important to you and this description is subject to, and qualified in its entirety by reference to, the form of the applicable indenture and the instrument evidencing the debt securities of the applicable series. You should read the applicable indenture and the instrument evidencing the applicable debt securities in their entirety to assure that you have all the important information you need to make any required decisions.

General

        We may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The debt securities will be our direct obligations and they may be secured or unsecured, senior or subordinated indebtedness.

        Unless otherwise indicated in the prospectus supplement or other offering material, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by us for that purpose. The debt securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement or other offering material, in denominations of $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

        The prospectus supplement or other offering material will describe the following terms of the debt securities we are offering:

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  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which the principal of the debt securities is payable;

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  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method by which the rate or rates will be determined, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the regular record date for the interest payable on any interest payment date;

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  the place or places where the principal of and any premium and interest on the debt securities will be payable;

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  the person who is entitled to receive any interest on the debt securities, if other than the record holder on the record date;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

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  our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which we will redeem, purchase or repay, in whole or in part, the debt securities pursuant to such obligation;

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  the currency, currencies or currency units in which we will pay the principal of and any premium and interest on any debt securities, if other than the currency of the United States of America and the manner of determining the equivalent in United States currency;

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  if the amount of payments of principal of or any premium or interest on any debt securities may be determined with reference to an index or formula, the manner in which such amounts will be determined;

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  if the principal of or any premium or interest on any debt securities is to be payable, at our election or at the election of the holder, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the debt securities as to which such election is made will be payable and the periods within which and the terms and conditions upon which such election is to be made;

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  if other than the debt securities' principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

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  the applicability of the provisions described in the section of this prospectus captioned "Defeasance and Covenant Defeasance;"

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  if the debt securities will be issued in whole or in part in the form of a book-entry security as described in this prospectus, the depository we appointed or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

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  any provisions related to the conversion or exchange of the debt securities into our common stock, other debt securities or any other securities;

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  whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee;

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  any provisions regarding the status and ranking of the debt securities;

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  a description of federal income tax consequences; and

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  any other terms of the debt securities.

        We may offer and sell the debt securities as original issue discount securities at a substantial discount below their stated principal amount. The prospectus supplement or other offering material will describe the federal income tax consequences and other special considerations applicable to original issue discount securities and any debt securities the federal tax laws treat as having been issued with original issue discount. "Original issue discount securities" means any debt security that provides for an amount less than its principal amount to be due and payable upon the declaration of acceleration of the maturity of the debt security upon the occurrence and continuation of an "Event of Default."

        The indenture does not contain covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction, change in credit rating or similar occurrence. However, no assurances can be provided that the applicable indenture for any particular series of debt securities will not contain such covenants.

Guarantees of the Debt Securities

        Alexandria Real Estate Equities, L.P. may fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on one or more series of such debt securities, whether at maturity, by acceleration, redemption or repayment or otherwise, in accordance with the terms of the applicable guarantee and the applicable indenture.

Covenants

        The prospectus supplement or other offering material will describe any material covenants of a series of debt securities.

Events of Default

        With respect to a series of debt securities, any one of the following events will constitute an event of default under the indenture:

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  failure to pay any interest on any debt security of that series when due, continued for 30 days;

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  failure to pay principal of or any premium on any debt security of that series when due;

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  failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

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  our failure to perform, or breach of, any other covenant or warranty in the indenture, other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series, continued for 90 days after written notice as provided in the indenture;

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  certain events involving our bankruptcy, insolvency or reorganization; or

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  any other event of default provided with respect to debt securities of that series.

        If any event of default occurs and continues, either the trustee or the holders of at least 25 percent in principal amount of the outstanding debt securities of that series may declare the principal amount or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of those debt securities, of all the debt securities of that series to be due and payable immediately by a notice in writing to us, and to the trustee if given by holders. The principal amount (or specified amount) will then be immediately due and payable. After acceleration, but before a judgment or decree for payment based on acceleration has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may by written notice to us and the trustee, under specified circumstances, rescind and annul the acceleration.

        Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement or other offering material. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities. The prospectus supplement or other offering material relating to any series of debt securities that are original issue discount securities will contain the particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of that series of original issue discount securities upon the occurrence and continuation of an event of default.

        The indenture in part provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. Generally, the holders of a majority in aggregate principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

        A holder of any series of debt securities will not have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy, unless:

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  the holder has previously given to the trustee written notice of a continuing event of default;

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  the holders of at least 25 percent in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute such proceeding as trustee;

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  such holder or holders have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

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  the trustee has not instituted proceedings within 60 days after receipt of such notice; and

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  the trustee shall not have received from the holders of at least 25% in principal amount of the outstanding debt securities of that series a direction inconsistent with such request during the 60 day period.

However, these limitations do not apply to a suit instituted by a holder for enforcement of payment of the principal of and premium, if any, or interest on its debt securities on or after the respective due dates.

        We are required to furnish to the trustee annually a statement as to our performance of certain obligations under the indenture and as to any default.

Modification and Waiver

        We and the trustee may modify and amend the indenture with the consent of the holders of not less than the majority in aggregate principal amount of the outstanding debt securities of each series which is affected. Neither we nor the trustee may, however, modify or amend the indenture without the consent of the holders of all debt securities affected if such action would:

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  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

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  reduce the principal amount of, or the premium payable upon redemption, if any, or, except as otherwise provided in the prospectus supplement or other offering material, interest on, any debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity;

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  change the place or currency of payment of principal of, premium, if any, or interest on any debt security;

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  impair the right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity thereof, or in the case of redemption, on or after the redemption date;

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  modify the conversion or exchange provisions, if any, of any debt security in a manner adverse to the holder of the debt security;

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  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

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  modify certain provisions of the indenture, except to increase any percentage of principal amount whose holders are required to approve any change to such provision or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder affected.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive any past default under the indenture, except a default:

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  in the payment of principal, premium or interest and

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  in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of those holders of each outstanding debt security of that series who were affected.

Consolidation, Merger and Sale of Assets

        We, and any guarantor, may not consolidate with or merge into any other company or entity or convey, transfer or lease its properties and assets substantially as an entirety and may not permit any company or entity to merge into or consolidate with us or any guarantor or convey, transfer or lease its properties and assets substantially as an entirety to us or any guarantor, unless:

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  in the case we, or the applicable guarantor, consolidate with or merge into another person or convey, transfer or lease our properties and assets substantially as an entirety to any person, the person formed by that consolidation or into which we are, or the applicable guarantor is, merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a corporation, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia, and expressly assumes our or the guarantor's obligations on the debt securities under a supplemental indenture or guarantee, as applicable;

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  immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

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  we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating compliance with these provisions.

Defeasance and Covenant Defeasance

        The indenture provides that if the provisions described below are made applicable to a particular series of debt securities, then, at our option, we:

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  will be discharged from any and all obligations in respect of the debt securities of that series, except for certain obligations to register the transfer of or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust; or

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  need not comply with certain restrictive covenants of the indenture and the occurrence of an event described in the fourth bullet point in the section of the prospectus captioned "Events of Default" will no longer be an event of default, in each case, if we deposit, in trust, with the trustee, money or United States Government obligations, which through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and premium, if any, and interest on the debt securities of that series on the dates such payments are due, which may include one or more redemption dates that we designate, in accordance with the terms of the debt securities of that series.

        We may establish this trust only if, among other things:

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  no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the indenture shall have occurred and is continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency at any time during the period ending on the 121st day after the date of the deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to us in respect of the deposit;

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  the defeasance will not cause the trustee to have any conflicting interest with respect to any other of our securities or result in the trust arising from the deposit to constitute, unless it is qualified as, a "regulated investment company;"

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  the defeasance will not result, in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound; and

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  we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of the first item above, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the indenture.

        If we fail to comply with remaining obligations under the indenture after a defeasance of the indenture with respect to the debt securities of any series as described under the second item of the first sentence of this section and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and United States Government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will, however, remain liable for those payments.

 DESCRIPTION OF GLOBAL SECURITIES

Book-Entry, Delivery and Form

        The common stock, preferred stock, rights, warrants or debt securities may be issued in book-entry form and represented by one or more global notes or global securities. The global securities are expected to be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, as depositary, and registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        DTC is:

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  a limited-purpose trust company organized under the New York Banking Law;

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  a "banking organization" within the meaning of the New York Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as "indirect participants," that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC's records. The ownership interest of the actual purchaser of a security, which is sometimes referred to as a "beneficial owner," is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they entered into the transactions. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

        To facilitate subsequent transfers, all global securities deposited with DTC will be registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership.

DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        So long as the securities are in book-entry form, you will receive any payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC will determine the amount of the interest of each direct participant in such issue to be redeemed in accordance with DTC's procedures.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC's applicable procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date (identified in a listing attached to the omnibus proxy).

        So long as securities are in book-entry form, we will make payments on securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. Unless otherwise specified in our prospectus supplement, if securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

        Principal and interest payments, redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us or our agent, if any, on the payable date in accordance with their respective holdings shown on DTC's records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC, our agent, if any, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be our responsibility or the responsibility of our agent, if any, disbursement of such payments to direct participants will be the responsibility of DTC and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each purchaser of securities must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

        DTC is under no obligation to provide its services as depositary for the securities and may discontinue providing its services at any time by giving reasonable notice to us or our agent, if any. Neither we nor the trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

        As noted above, each purchaser of securities generally will not receive certificates representing those securities. However, we will prepare and deliver certificates for such securities in exchange for the securities evidenced by the global securities if:

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  DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

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  we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

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  an event of default under the indenture has occurred and is continuing with respect to such series of securities.

        Any interest in a global security that is exchangeable under the circumstances described above will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of securities evidenced by the global securities.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

 PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland General Corporation Law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland General Corporation Law and our charter and bylaws.

Board of Directors

        Our bylaws provide that the number of our directors may be established by our board of directors, but may not be fewer than the minimum number required by the Maryland General Corporation Law, which is one, nor more than 15. All directors are elected to serve until the next annual meeting of our stockholders and until their successors are duly elected and qualify.

        Our charter and bylaws provide that our stockholders may remove any director by a vote of not less than two-thirds of all the votes entitled to be cast on the matter. Our charter and bylaws further provide that our board of directors may fill board vacancies and that any director elected to fill a vacancy may hold office for the remainder of the full term of the class of directors in which the vacancy occurred. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock will be able to elect all of the directors then standing for election.

Business Combinations

        Under the Maryland General Corporation Law, specified "business combinations" (including a merger, consolidation, share exchange or, in specified circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the 10% or more beneficial owner acquires such status. An interested stockholder is defined as:

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  any person who beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock; or

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  an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. In approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five year period, any such business combination between the Maryland corporation and an interested stockholder must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom, or with whose affiliate, the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive "a minimum price" (as defined in the Maryland General Corporation Law) for their shares; and the consideration is received in cash or in the same form as previously paid by the 10% or more beneficial owner for its shares.

        These provisions of the Maryland General Corporation Law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time before the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that the "business combination" provisions of the Maryland General Corporation Law shall not apply to us generally and that such resolution is irrevocable unless revocation, in whole or in part, is approved by the holders of a majority of the outstanding shares of common stock, but revocation will not affect any business combination consummated, or any business combination contemplated by any agreement entered into, prior to the revocation. As a result of the foregoing, any person who becomes a 10% or more beneficial owner may be able to enter into business combinations with us that may not be in the best interest of the stockholders, without our compliance with the business combination provisions of the Maryland General Corporation Law.

Control Share Acquisitions

        The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of holders of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. Control shares are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

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  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to specified exceptions.

        Under Maryland law, a person who has made or proposes to make a control share acquisition, upon satisfaction of specified conditions (including an undertaking to pay expenses of the meeting), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any meeting of the stockholders.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to specified conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a meeting of the stockholders and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock. Our board of directors has resolved that, subject to Maryland law, this provision may not be amended or repealed without the approval of holders of at least a majority of the outstanding shares of common stock. There can be no assurance, however, that the provision will not be amended or eliminated in the future or that the resolution is enforceable under Maryland law.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that:

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  with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

  •
  pursuant to our notice of the meeting;

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  by or at the direction of our board of directors; or

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  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws; and

  •
  with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to our board of directors may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of our board of directors; or

  •
  provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

Amendment to Our Bylaws

        The board of directors has the exclusive power to adopt, alter, repeal or amend our bylaws.

Extraordinary Actions

        Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless advised by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides for approval of such matters by the affirmative vote of a majority of all of the votes entitled to be cast thereon. Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Maryland law also does not require approval of the stockholders of a parent corporation to merge or sell all or substantially all of the assets of a subsidiary entity. Because operating assets may be held by a corporation's subsidiaries, as in our situation, this may mean that a subsidiary may be able to merge or to sell all or substantially all of its assets without a vote of the corporation's stockholders.

  Subtitle 8

        Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

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  a classified board;

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  a two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of the directors;

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  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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  a majority requirement for the calling by stockholders of a special meeting of stockholders.

        Through provisions in our charter and bylaws unrelated to Subtitle 8, we already:

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  vest in the board the exclusive power to fix the number of directorships and

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  require, unless called by our chairman of the board, our president, our chief executive officer or the board, the request of holders of a majority of outstanding shares to call a special meeting.

        We have also elected to be subject to the provisions of Subtitle 8 relating to:

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  a two-thirds vote requirement for the removal of any director from the board and

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  the filling of vacancies on the board.

Anti-Takeover Effect of Certain Provisions of Maryland Law, Our Charter and Our Bylaws

        The possible future application of the business combination, the control share acquisition and Subtitle 8 provisions of the Maryland General Corporation Law and the advance notice provisions of our bylaws may delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or for other reasons be desired by them.

FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material U.S. federal income tax considerations relevant to our qualification as a "real estate investment trust" ("REIT") and the ownership and disposition of shares of our common stock. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), current and proposed Treasury regulations, administrative decisions and rulings of the Internal Revenue Service (the "IRS") and court decisions as of the date hereof, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to persons subject to special treatment under the federal income tax laws. In particular, this discussion deals only with stockholders that hold our common stock as capital assets within the meaning of the Code. Except as expressly provided below, this discussion does not address the tax treatment of special classes of stockholders, such as banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons holding our stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, U.S. expatriates, persons subject to the alternative minimum tax, foreign corporations, foreign estates or trusts and persons who are not citizens or residents of the United States This discussion may not be applicable to stockholders who acquired our stock pursuant to the exercise of options or warrants or otherwise as compensation. Furthermore, this discussion does not address any state, local, foreign or non-income tax considerations.

        If a partnership (including, for this purpose, any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common stock, the U.S. federal income tax consequences to a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A stockholder that is a partnership, and the partners in such partnership, should consult their own tax advisors regarding the U.S. federal income tax considerations of an investment in our shares.

THE DISCUSSION SET FORTH BELOW IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR STOCKHOLDER. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS APPLICABLE STATE, LOCAL, FOREIGN AND NON-INCOME TAX LAWS.

Taxation of Our Company

General

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1996, and intend to continue to operate in a manner consistent with such election and all rules with which a REIT must comply. Although we believe we are organized as and operate in such a manner, we cannot assure you we qualify or will continue to qualify as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify. If we fail to qualify as a REIT, we will be subject to federal income tax (including any applicable alternative minimum tax) on taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, we will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. The additional tax would significantly reduce the cash flow available for distributions to stockholders. In addition, we would not be obligated to make distributions to stockholders.

        We have received from Morrison & Foerster LLP its opinion to the effect that, commencing with our taxable year ended December 31, 2004, we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based and conditioned upon certain assumptions and representations made by us as to factual matters (including representations concerning, among other things, our business and properties, the amount of rents attributable to personal property and other items regarding our ability to meet the various requirements for qualification as a REIT). The opinion is expressed as of its date, and Morrison & Foerster LLP has undertaken no obligation to advise holders of our securities of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. Moreover, qualification and taxation as a REIT depends on our having met and continuing to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Morrison & Foerster LLP.

        In any year in which we qualify as a REIT we will not be subject to federal income tax on that portion of our REIT taxable income or capital gain that is distributed to our stockholders, thereby substantially eliminating the "double taxation" of such income or gain (i.e., the taxation of such income or gain at the corporate level and the taxation of any distribution of such income or gain at the stockholder level).

        Notwithstanding our qualification as a REIT, we may be subject to tax under the following circumstances:

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  We will be subject to tax at normal corporate rates upon any undistributed taxable income or capital gain. If we elect to retain and pay income tax on our net long-term capital gain, stockholders would be required to include their proportionate share of such undistributed gain in income but would receive a credit for their share of any taxes paid on such gain by us. A stockholder would increase his tax basis in his or her shares by the amount of income included less his or her credit or refund. Any undistributed net long-term capital gain would be designated in a notice mailed to stockholders. Through December 31, 2011 we have never made such a designation.

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  If we fail to satisfy either the 75% or the 95% gross income tests discussed below, and nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on (i) the greater of the amount by which we fail to satisfy either the 75% or the 95% gross income tests (ii) multiplied by a fraction intended to reflect our profitability.

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  If we fail to satisfy the 5% asset test or the 10% vote and value test (and we do not qualify for a de minimis safe harbor) or we fail to satisfy the other asset tests, each of which are discussed below, and nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a tax equal to the greater of $50,000 or an amount determined by multiplying the highest corporate tax rate by the net income generated by the assets that caused the failure for the period during which we failed to satisfy the tests.

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  If we fail to satisfy one or more REIT requirements other than the gross income or asset tests, but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a penalty of $50,000 for each such failure.

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  We will be subject to a tax of 100% on net income from any "prohibited transaction," as described below.

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  We will be subject to tax at the highest corporate rate on net income from the sale or other disposition of certain foreclosure properties held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property.

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  If we acquire any asset from a "C" corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the ten-year period beginning on the date of acquisition, such gain will be subject to tax at the highest regular corporate rate to the extent of any built-in gain. Built-in gain means the excess of (i) the fair market value of the asset over (ii) the adjusted basis in such asset on the date of acquisition.

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  We will be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest that would be reapportioned to "taxable REIT subsidiaries" in order to more clearly reflect the income of such subsidiaries. A taxable REIT subsidiary is any corporation (or an entity treated as a corporation under the Code) for which a joint election has been made by a REIT and such corporation to treat such corporation as a taxable REIT subsidiary with respect to such REIT.

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  If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, other than capital gains we elect to retain and pay tax on and (iii) any undistributed taxable income from prior years, we will be subject to a 4% nondeductible excise tax on the excess of such sum over the amounts actually distributed. To the extent we elect to retain and pay income tax on our long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

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  We may also be subject to the corporate "alternative minimum tax," as well as tax in various situations and on some types of transactions not presently contemplated.

        We will use the calendar year both for federal income tax purposes and for financial reporting purposes. The requirements for our qualification as a REIT and certain additional matters are discussed in greater detail in the subsections that follow.

Share Ownership Test

        Our shares must be held by a minimum of 100 persons for at least 335 days in each taxable year of 12 months or a proportionate number of days in any shorter taxable year. In addition, at all times during the second half of each taxable year, no more than 50% in value of our shares may be owned, directly or indirectly, including via application of constructive ownership rules, by five or fewer individuals, including certain tax-exempt entities. Any shares held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust. If we comply with applicable Treasury regulations for ascertaining our actual ownership and did not know, or exercising reasonable diligence would not have reason to know, that more than 50% in value of our outstanding shares were held, actually or constructively, by five or fewer individuals, then we will be treated as meeting this share ownership requirement.

        To ensure compliance with the 50% share ownership test, we have placed restrictions on the transfer of our shares to prevent concentration of ownership. Moreover, to evidence compliance with these requirements, under applicable Treasury regulations we must maintain records that disclose the actual ownership of our outstanding shares. Such regulations impose penalties for failing to do so. In fulfilling our obligation to maintain records, we must and will demand written statements each year from the record holders of designated percentages of our shares disclosing the actual owners of such shares as prescribed by Treasury regulations. A list of those persons failing or refusing to comply with such demand must be maintained as a part of our records. A stockholder failing or refusing to comply with our written demand must submit with his or her tax returns a similar statement disclosing the actual ownership of our shares and other information. In addition, our charter provides restrictions regarding the transfer of shares that are intended to assist us in continuing to satisfy the share ownership requirements. We intend to enforce the percentage limitations on ownership of shares of our stock to assure that our qualification as a REIT will not be compromised.

Asset Tests

        At the close of each quarter of our taxable year, we must satisfy certain tests relating to the nature of our assets:

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  At least 75% of the value of our total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash (generally including the functional currency of any of our "qualified business units" when used in the normal course of activities that produce income qualifying under the 95% or 75% gross income tests discussed below), cash items, government securities, and qualified temporary investments.

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  No more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class described above;

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  Excluding securities of a qualified REIT subsidiary, another REIT, a taxable REIT subsidiary or other securities that qualify for the 75% asset test, we are prohibited from owning securities representing more than 10% of either the vote or the value of the outstanding securities of any one issuer and no more than 5% of the value of our total assets may be represented by securities of any one issuer. For purposes of the 10% value test, certain additional securities are excluded, including certain "straight debt", loans to individuals or estates and obligations to pay rents from real property.

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  No more than 25% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

        For purposes of the 10% value test described above:

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  our interest as a partner in a partnership is not considered a security;

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  any debt instrument issued by a partnership (other than "straight debt" or other excluded securities) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and

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  any debt instrument issued by a partnership (other than "straight debt" or other excluded securities) will not be considered a security issued by the partnership to the extent of our interest as a partner in the partnership.

        We currently hold and expect to hold in the future securities of various issuers. While we do not anticipate our securities holdings would result in a violation of the REIT asset tests, fluctuations in value and other circumstances existing from time to time may increase our risk under the asset tests.

        If we meet the asset tests at the close of a quarter, we will not lose our status as a REIT if we fail to satisfy such tests at the end of a subsequent quarter solely by reason of changes in the relative values of our assets (including changes caused solely by the change in the foreign currency exchange rate used to value a foreign asset). If we would fail these tests, in whole or in part, due to an acquisition of securities or other property during a quarter, we can avoid such failure by disposing of sufficient non-qualifying assets within 30 days after the close of such quarter. If we fail the 5% or 10% asset tests at the end of any quarter and do not cure within 30 days, we may still cure such failure or otherwise satisfy the requirements of such tests within six months after the last day of the quarter in which our identification of the failure occurred, provided the non-qualifying assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If our failure of the 5% and 10% asset tests exceeds this amount or we fail any of the other asset tests and do not cure within 30 days, we may avoid disqualification as a REIT provided (i) the failure was due to reasonable cause and not willful neglect, (ii) we file certain reports with the IRS, (iii) we take steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure occurred, including the disposition of sufficient assets to meet the asset tests, and (iv) we pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the non-qualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

Gross Income Tests

        Two separate percentage tests related to the sources of our gross income must be satisfied each taxable year.

        First, at least 75% of our gross income (excluding gross income from "prohibited transactions," discussed below) for the taxable year generally must be: "rents from real property"; interest on obligations secured by mortgages on, or interests in, real property; gains from the disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers ("dealer property"); distributions on shares in other REITs, as well as gain from the sale of such shares; abatements and refunds of real property taxes; income from the operation, and gain from the sale, of "foreclosure property"; commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and certain qualified temporary investment income.

        Second, at least 95% of our gross income (excluding gross income from "prohibited transactions," discussed below) for the taxable year must be derived from the above-described qualifying income and dividends, interest or gains from the sale or other disposition of stock or other securities that are not dealer property.

        Rents we receive will qualify as "rents from real property" only under the following conditions:

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  Rent will not qualify if we, or a direct or constructive owner of 10% or more of our shares, directly or constructively own 10% or more of a tenant unless the tenant is a taxable REIT subsidiary of ours and certain other requirements are met with respect to the real property being rented.

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  If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rent from real property. The determination of whether an item of property constitutes real property or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and, as such, is subject to differing interpretations. Our accountants and counsel have advised us with respect to applicable considerations underlying such determination. After consulting with our accountants and counsel and considering such advice, we have reviewed our properties and have determined that rents attributable to personal property do not exceed 15% of the total rent with respect to any particular lease. Due to the specialized nature of our properties, however, there can be no assurance that the IRS will not assert the rent attributable to personal property with respect to a particular lease is greater than 15% of the total rent with respect to such lease. If the IRS were successful, and the amount of such non-qualifying income, together with other non-qualifying income, exceeds 5% of our taxable income, we may fail to qualify as a REIT.

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  An amount received or accrued will not qualify as rent from real property if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

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  For rents received to qualify as rents from real property, generally we must not furnish or render services to tenants, other than through a taxable REIT subsidiary or an "independent contractor" from whom we derive no income, unless such services are "usually or customarily rendered" in connection with the rental of property and are not otherwise considered "rendered to the occupant." A REIT is permitted to render a de minimis amount of impermissible services and still treat amounts otherwise received with respect to a property as rents from real property. The amount received or accrued by the REIT during the taxable year for impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. For this purpose, the amount received for any service or management operation will be deemed not less than 150% of the direct cost of the REIT in furnishing or rendering the service.

        Foreign currency gain with respect to income that otherwise qualifies for purposes of the 75% or 95% income test will not constitute gross income for purposes of the 75% or 95% income tests, respectively.

        Income from a hedging transaction made (i) to hedge indebtedness incurred or to be incurred by us to acquire or own real estate assets, or (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would qualify under the 75% or 95% income tests (or any property which generates such income or gain), in each case generally will not constitute gross income for purposes of the 75% and 95% gross income tests. Any such hedging transactions must be properly identified.

        For purposes of determining whether we comply with the 75% and 95% gross income tests, gross income also does not include income from "prohibited transactions." A "prohibited transaction" is a sale of property held primarily for sale to customers in the ordinary course of a trade or business, excluding foreclosure property, unless we hold such property for at least two years and other requirements relating to the number of properties sold in a year, their tax bases, and the cost of improvements made to the property are satisfied. See "—Taxation of Our Company—General" for certain tax consequences of prohibited transactions.

        Even if we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under certain relief provisions of the Code. These relief provisions generally will be available if:

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  following our identification of the failure, we file a schedule with a description of each item of gross income that caused the failure in accordance with regulations prescribed by the Treasury; and

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  our failure to comply was due to reasonable cause and not due to willful neglect.

        If these relief provisions apply nonetheless we will be subject to a special tax upon the greater of the amount by which we fail either the 75% or 95% gross income test for that year. See "—Taxation of Our Company—General" for a discussion of such tax.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to make distributions, other than capital gain dividends, to our stockholders each year in an amount at least equal to (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and REIT net capital gain, plus (ii) 90% of our net income after tax, if any, from foreclosure property, minus (iii) the sum of certain items of excess non-cash income. Such distributions must be made in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration.

        To the extent we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. We may elect to retain, rather than distribute, our net capital gain and pay tax on such gain. If we make this election, our stockholders would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by us, and we would have to pay the tax on such gains within 30 days of the close of our taxable year. Each of our stockholders would be deemed to have paid such stockholder's share of the tax paid by us on such gains, which tax would be credited or refunded to the stockholder. Each stockholder would increase his tax basis in our shares by the amount of income to the holder resulting from the designation less the holder's credit or refund for the tax paid by us.

        We intend to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our REIT taxable income on the other hand. To avoid any problem with the 90% distribution requirement, we will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary, borrow funds or distribute property in-kind to satisfy the distribution requirements. In addition, from time to time, we may determine to declare dividends payable in cash or stock at the election of each stockholder, subject to a limit on the aggregate cash that could be paid. Any such dividend would be distributed in a manner intended to be treated in full as a taxable dividend that counts toward satisfaction of our annual distribution requirements. While the IRS privately has ruled a distribution of stock pursuant to such an election will be considered a taxable dividend if certain requirements are met, no assurances can be provided that the IRS will not assert a contrary position and that such a distribution will be considered a taxable dividend that qualifies for the dividends paid deduction.

        If we fail to meet the 90% distribution requirement as a result of an adjustment to our tax return by the IRS, or if we determine that we have failed to meet the 90% distribution requirement in a prior taxable year, we may retroactively cure the failure by paying a "deficiency dividend," plus applicable penalties and interest, within a specified period.

        If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, other than capital gains we elect to retain and pay tax on and (iii) any undistributed taxable income from prior years, we would be subject to a 4% nondeductible excise tax on the excess of such sum over the amounts actually distributed. To the extent we elect to retain and pay income tax on our long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

Absence of Earnings and Profits from Non-REIT Years

        In order to qualify as a REIT, we must not have accumulated earnings and profits attributable to any non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute any such accumulated earnings and profits. Unless the "deficiency dividend" procedures described above apply and we comply with those procedures, failure to distribute such accumulated earnings and profits would result in our disqualification as a REIT. We believe that we had no accumulated earnings and profits as of December 31, 1995.

Tax Aspects of Our Investments in Partnerships

        Certain of our investments are held through partnerships or entities treated like partnerships for federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership and are subject to tax thereon without regard to whether the partners receive a distribution from the partnership. We will include our proportionate share of the foregoing partnership items for purposes of the various REIT gross income tests and in our computation of our REIT taxable income, and we will include our proportionate share of the assets held by each partnership for purposes of the REIT asset tests.

Investments in Taxable REIT Subsidiaries

        We and any entity treated as a corporation for tax purposes in which we own an interest may jointly elect to treat such entity as a "taxable REIT subsidiary." In addition, if a taxable REIT subsidiary of ours owns, directly or indirectly, securities representing 35% or more of the vote or value of an entity treated as a corporation for tax purposes, that subsidiary also will be treated as a taxable REIT subsidiary of ours. Taxable REIT subsidiaries are permitted to engage in certain types of activities that cannot be performed directly by REITs without jeopardizing their REIT status.

        Certain of our subsidiaries have elected to be treated as taxable REIT subsidiaries of us and additional elections may be made in the future. As taxable REIT subsidiaries, these entities will pay federal and state income taxes at the full applicable corporate rates on their income prior to the payment of any dividends to us. Our taxable REIT subsidiaries will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent a taxable REIT subsidiary is required to pay federal, state or local taxes, the cash available for distribution by such taxable REIT subsidiary to its stockholders will be reduced accordingly. Taxable REIT subsidiaries are subject to limitations on the deductibility of payments made to the associated REIT, which could materially increase the taxable income of the taxable REIT subsidiary. Further, we will be subject to a tax of 100% on the amount of any rents from real property, deduction or excess interest paid by any of our taxable REIT subsidiaries to us that would be reduced through reapportionment to more clearly reflect the income of the taxable REIT subsidiary.

Failure to Qualify

        In the event we fail to satisfy one or more requirements for qualification as a REIT, other than the REIT asset and gross income tests, each of which is subject to the cure provisions described above, we will retain our REIT qualification if (i) the violation is due to reasonable cause and not willful neglect and (ii) we pay a penalty of $50,000 for each failure to satisfy the provision.

        If we fail to qualify for taxation as a REIT in any taxable year and relief provisions do not apply, we will be subject to tax, including applicable alternative minimum taxes, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to our stockholders will be taxable as dividends and, subject to the limitations set forth in the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of Our Stockholders

        For purposes of the following discussions, a "domestic stockholder" generally refers to (i) a citizen or resident of the United States; (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. A "foreign stockholder" generally refers to a person that is not a domestic stockholder.

        If a partnership or an entity treated as a partnership for federal income tax purposes holds our stock, the federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your own tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership.

Taxation of Taxable Domestic Stockholders

        As long as we qualify as a REIT, distributions made to our taxable domestic stockholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will be taken into account by them as ordinary dividends and will not be eligible for the dividends-received deduction for corporations. Generally our ordinary dividends will be taxable to our domestic stockholders as ordinary income. However, prior to January 1, 2013, such dividends will be taxable to individuals at the rate applicable to long-term capital gains to the extent such dividends are attributable to dividends received by us from non-REIT corporations (e.g., taxable REIT subsidiaries) or are attributable to income upon which we have paid corporate income tax (e.g., to the extent we distribute less than 100% of our taxable income). We do not expect a significant portion of our ordinary dividends to be eligible for taxation at long-term capital gain rates.

        We may designate portions of our distributions as capital gain dividends. Alternatively, we may elect to retain and pay income taxes on capital gains rather than distribute them, in which case stockholders include their proportionate share of such undistributed gain in income, receive a credit for their share of the taxes paid by us and increase their basis in their shares by the amount of income included less the credit or refund. Distributions designated as capital gain dividends and retained net capital gain will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a stockholder has held its shares. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, net capital gains attributable to the sale by us of depreciable real property held for more than 12 months are taxable to individuals at a 25% maximum federal income tax rate to the extent of previously claimed real property depreciation.

        To the extent we make distributions in excess of current and accumulated earnings and profits, these distributions are treated as a return of capital to the stockholder, reducing the tax basis of a stockholder's shares by the amount of such distribution, with distributions in excess of the stockholder's tax basis taxable as capital gains.

        Any dividend declared by us in October, November or December of any year and payable to a stockholder of record on a specific date in any such month may be treated as both paid by us and received by the stockholder on December 31 of such year, provided the dividend is actually paid by us during January of the following calendar year. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses.

        A stockholder will realize capital gain or loss upon the sale or other taxable disposition of our stock equal to the difference between the sum of the fair market value of any property and cash received in such disposition and the stockholder's adjusted tax basis. Such gain or loss will be long-term capital gain or loss if the stockholder has held its shares for more than one year. Capital losses generally are available only to offset capital gains of the stockholder except in the case of individuals, who may offset up to $3,000 of ordinary income each year. In general, any loss upon a sale or exchange of shares by a stockholder who has held such shares for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent of distributions from us required to be treated by such stockholder as long-term capital gains.

        See "—Tax Rates" below for a discussion of applicable capital gains rates. Stockholders should consult their tax advisors with respect to the taxation of capital gains and capital gain dividends and with regard to state, local and foreign taxes on capital gains and other income.

Taxation of Foreign Stockholders

        As background to this discussion, under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), a "United States real property interest" ("USRPI") generally refers to interests in U.S. real property and shares of corporations at least 50% of whose assets consist of such interests. However, shares of certain "domestically controlled qualified investment entities" are excluded from USRPI treatment. We will qualify as a domestically controlled qualified investment entity so long as we qualify as a REIT and less than 50% in value of our shares are held by foreign stockholders. We currently anticipate we will qualify as a domestically controlled qualified investment entity, although no assurance can be given that we will continue to qualify at all times.

        Distributions to foreign stockholders out of our current and accumulated earnings and profits and not attributable to capital gains generally will be a dividend subject to U.S. withholding tax at a rate of 30% unless (i) an applicable tax treaty reduces such rate or (ii) such dividend is effectively connected to a U.S. trade or business conducted by such stockholder. Dividends effectively connected to a U.S. trade or business will be subject to federal income tax in the same manner and at the same rates applicable to domestic stockholders and, with respect to corporate foreign stockholders, may be subject to a 30% branch profits tax. We plan to withhold at the 30% rate unless (i) the foreign stockholder files a IRS Form W-8BEN with us evidencing the application of a lower treaty rate or (ii) the foreign stockholder files an IRS Form W-8ECI with us claiming the distribution is effectively connected.

        To the extent distributions not attributable to capital gains exceed current and accumulated earnings and profits, such distributions would not be subject to federal income taxation. If we cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        Under FIRPTA, distributions attributable to capital gains from the sale or exchange by us of USRPIs are treated like income effectively connected to a U.S. trade or business, are subject to federal income taxation in the same manner and at the same rates applicable to domestic stockholders and, with respect to corporate foreign stockholders, may be subject to a 30% branch profits tax. However, these distributions will not be subject to tax under FIRPTA, and will instead be taxed in the same manner as distributions described above, if:

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  the distribution is made with respect to a class of shares regularly traded on an established securities market in the United States; and

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  the foreign stockholder does not own more than 5% of such class at any time during the year within which the distribution is received.

We are required by applicable Treasury regulations to withhold 35% of any distribution to a foreign stockholder owning more than 5% of the relevant class of shares that could be designated by us as a capital gain dividend. Any amount so withheld is creditable against the foreign stockholder's FIRPTA tax liability.

        Distributions attributable to capital gains from the sale or exchange of non-USRPIs are not subject to federal income taxation.

        Gains from the sale or exchange of our stock by a foreign stockholder will not be subject to federal income taxation, provided we qualify as a domestically controlled qualified investment entity or the stockholder does not own more than 5% of the class of stock sold.

        Distributions and gains otherwise not subject to taxation under the foregoing rules may be subject to tax to the extent such distributions or gains were effectively connected to the conduct of a foreign stockholder's trade or business or were made to a nonresident alien individual present in the United States for more than 182 days during the taxable year.

        Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be includible in the individual's gross estate for U.S. federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

THE FEDERAL INCOME TAXATION OF FOREIGN STOCKHOLDERS IS A HIGHLY COMPLEX MATTER THAT MAY BE AFFECTED BY MANY OTHER CONSIDERATIONS. ACCORDINGLY, FOREIGN STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE INCOME AND WITHHOLDING TAX CONSIDERATIONS WITH RESPECT TO THEIR INVESTMENT IN US.

Taxation of Tax-Exempt Stockholders

        While generally exempt from federal income taxation, tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are subject to tax on their unrelated business taxable income ("UBTI"). The IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute UBTI. Subject to the following paragraph, based upon the ruling, the analysis in the ruling and the statutory framework of the Code, distributions by us to a stockholder that is a tax-exempt entity also should not constitute UBTI, provided the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" (within the meaning of the Code), the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity and, consistent with our present intent, we do not hold a residual interest in a real estate mortgage investment conduit.

        Certain social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions received from us as UBTI. Furthermore, if any pension or other retirement trust that qualifies under Section 401(a) of the Code holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT that would not have qualified as a REIT but for the provisions of the Code that look through such a qualified pension trust in determining ownership of stock of the REIT and at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts, each owning more than a 10% interest by value in the REIT, hold in the aggregate more than 50% by value of the interests in such REIT. We do not believe that we are, and we do not expect to become, a pension-held REIT.

Tax Rates Applicable to Individual Stockholders

        Long-term capital gains (i.e., capital gains with respect to assets held for more than one year) and "qualified dividends" received by an individual generally are subject to federal income tax at a maximum rate of 15%. Short-term capital gains (i.e., capital gains with respect to assets held for one year or less) generally are subject to federal income tax at ordinary income rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders, our dividends generally are not eligible for the 15% maximum tax rate on qualified dividends. As a result, our ordinary dividends generally are taxed at the higher tax rates applicable to ordinary income. However, the 15% maximum tax rate for long-term capital gains and qualified dividends generally applies to:

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  your long-term capital gains, if any, recognized on the disposition of our shares;

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  our distributions designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions continue to be subject to a 25% tax rate);

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  our dividends attributable to dividends received by us from non-REIT corporations, such as taxable REIT subsidiaries; and

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  our dividends to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).

        Without future congressional action, the maximum tax rate on long-term capital gains will increase to 20% in 2013, and the maximum rate on ordinary dividends, whether or not qualified under present law, will increase to 39.6% in 2013.

Information Reporting and Back-up Withholding

        We will report to our domestic stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any, with respect to such distributions. Under the back-up withholding rules, a domestic stockholder may be subject to back-up withholding at applicable rates on distributions paid unless the stockholder (i) is a corporation or is otherwise specifically exempt from back-up withholding and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from back-up withholding, and complies with applicable requirements of the back-up withholding rules. A stockholder that does not provide us with his or her correct taxpayer identification number may also be subject to penalties imposed by the IRS.

        Payments of dividends or of proceeds from the disposition of stock made to a foreign stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its foreign status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that a stockholder is a U.S. person.

        Any amount paid as back-up withholding will be credited against the stockholder's income tax liability. In addition, we may be required to withhold a portion of any capital gain distributions made to any stockholders who fail to certify their non-foreign status to us. Currently, the back-up withholding rate is 28%. The rate is scheduled to increase to 31% for taxable years 2013 and thereafter.

Additional Healthcare Tax

        With respect to taxable years beginning after December 31, 2012, certain U.S. persons, including individuals, estates and trusts, will be subject to an additional 3.8% tax, which, for individuals, applies to the lesser of (i) "net investment income" or (ii) the excess of "modified adjusted gross income" over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). "Net investment income" generally equals the taxpayer's gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains.

Foreign Account Tax Compliance Act

        Under the Foreign Account Tax Compliance Act ("FATCA"), a 30% U.S. withholding tax will apply to dividends, interest and certain other items of income, and to the gross proceeds from a disposition of property that produces such income, paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the Treasury Department certain information regarding U.S. account holders with such institution, including certain account holders that are foreign entities with U.S. owners. FATCA also generally imposes a withholding tax of 30% on such amounts when paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a taxpayer may be eligible for refunds or credits of such taxes. By its terms, FATCA generally applies to payments made after December 31, 2012, but excluding payments pursuant to debt obligations outstanding as of March 18, 2012. However, the IRS and Treasury Department have issued proposed Treasury regulations deferring application of FATCA's withholding obligations to payments of income items until January 1, 2014 and payments of gross proceeds until January 1, 2015. In addition, such proposed Treasury regulations exclude from FATCA payments pursuant to debt obligations outstanding as of January 1, 2013.

Possible Legislative or Other Actions Affecting Tax Consequences

        Prospective stockholders should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the Treasury, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

State, Local and Foreign Taxes

        We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business or reside. The state, local and foreign tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effects of state, local and foreign tax laws on an investment in us.

 PLAN OF DISTRIBUTION

        We may sell the securities to one or more underwriters for public offering and sale by them or we may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Our common stock or preferred stock, as applicable, may be issued by us upon conversion of our preferred stock or debt securities or upon exercise of rights or warrants. The securities that we distribute by any of these methods may be sold to the public, in one or more transactions, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

        Any underwriter or agent involved in the offer and sale of the securities will be named in the related prospectus supplement. We reserve the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        Underwriters may offer and sell the securities at a fixed price or prices that may be changed at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. We also may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon the terms and conditions described in the related prospectus supplement. Underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as an agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions, which may be changed from time to time, from the purchasers for whom they may act as agents.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and discounts, concessions or commissions allowed by underwriters to participating dealers, will be stated in the related prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the applicable securities laws. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the applicable securities laws.

        Some or all of the securities we may sell may be new issues of securities with no established trading market. We cannot give any assurances as to the liquidity of the trading market for any of our securities.

        In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchase of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or slowing a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us and our affiliates in the ordinary course of business for which they may receive customary fees and expenses.

LEGAL MATTERS

        Certain legal matters with respect to the guarantees and federal income tax will be passed upon for us by Morrison & Foerster LLP, Los Angeles, California. The validity of the securities will be passed upon for us by Venable LLP, Baltimore, Maryland. If legal matters in connection with any offering of any of the securities described in this prospectus and the applicable prospectus supplement or other offering material are passed on by counsel for any underwriters of such offering, that counsel will be named in the applicable prospectus supplement or other offering material.

EXPERTS

        The consolidated financial statements and schedule of Alexandria Real Estate Equities, Inc. for the year ended December 31, 2011 appearing in Alexandria Real Estate Equities, Inc.'s Current Report on Form 8-K, filed with the SEC on February 22, 2012, and the effectiveness of Alexandria Real Estate Equities, Inc.'s internal control over financial reporting as of December 31, 2011 as reported in Alexandria Real Estate Equities, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included and incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and schedule and Alexandria Real Estate Equities, Inc. management's assessment of the effectiveness of internal controls over financial reporting as of December 31, 2011 are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we have incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify some of the forward-looking statements by their use of forward-looking words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates," or the negative of these words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to, those described in our most recently filed Annual Report on Form 10-K as incorporated herein by reference. See "Where You Can Find More Information." We do not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements, whether as a result of new information, future events or otherwise.

6,600,000 Shares

Alexandria Real Estate Equities, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

Citigroup

J.P. Morgan

RBS

Scotiabank

Baird

BB&T Capital Markets

BNY Mellon Capital Markets, LLC

Capital One Southcoast

Credit Agricole CIB

Credit Suisse

Evercore Partners

Mitsubishi UFJ Securities

SMBC Nikko

SunTrust Robinson Humphrey

May 14, 2013